                                                                    EXHIBIT 2.01









                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                                HOLLY CORPORATION

                                       AND

                             GIANT INDUSTRIES, INC.


                           DATED AS OF APRIL 14, 1998

                                TABLE OF CONTENTS


                                                                                                               PAGE
         ARTICLE I...............................................................................................1

         1.01.    The Merger.....................................................................................1
         1.02.    Closing........................................................................................1
         1.03.    Effective Time.................................................................................2
         1.04.    Effects of the Merger..........................................................................2
         1.05.    Certificate of Incorporation and Bylaws........................................................2
         1.06.    Directors and Officers.........................................................................2

         ARTICLE II..............................................................................................3

         2.01.    Effect on Capital Stock........................................................................3
         2.02.    Exchange.......................................................................................3

         ARTICLE III.............................................................................................7

         3.01.    Representations and Warranties of Holly........................................................7
         3.02.    Representations and Warranties of Giant.......................................................13

         ARTICLE IV.............................................................................................20

         4.01.    Conduct of Business...........................................................................20
         4.02.    No Solicitation by Holly......................................................................26
         4.03.    No Solicitation By Giant......................................................................27

         ARTICLE V..............................................................................................29

         5.01.    Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings..............29
         5.02.    Letters of Holly's Accountants................................................................30
         5.03.    Letters of Giant's Accountants................................................................30
         5.04.    Access to Information; Confidentiality........................................................31
         5.05.    Reasonable Efforts............................................................................31
         5.06.    Stock Options and Phantom Stock Rights........................................................32
         5.07.    Certain Employee Matters......................................................................35
         5.08.    Indemnification, Exculpation and Insurance....................................................35
         5.09.    Fees and Expenses.............................................................................36
         5.10.    Public Announcements..........................................................................37
         5.11.    NYSE Listing..................................................................................37
         5.12.    Transfer Taxes, Etc...........................................................................37
         5.13.    Tax Treatment.................................................................................37
         5.14.    Indemnification Agreements....................................................................38
         5.15.    Certain Tax Matters...........................................................................38

         ARTICLE VI.............................................................................................38

         6.01.    Conditions to Each Party's Obligation to Effect the Merger....................................38
         6.02.    Conditions to Obligations of Giant............................................................39
         6.03.    Conditions to Obligation of Holly.............................................................40
         6.04.    Frustration of Closing Conditions.............................................................41



         ARTICLE VII............................................................................................41

         7.01.    Termination...................................................................................41
         7.02.    Effect of Termination.........................................................................42
         7.03.    Amendment.....................................................................................43
         7.04.    Extension; Waiver.............................................................................43
         7.05.    Procedure for Termination, Amendment, Extension or Waiver.....................................43

         ARTICLE VIII...........................................................................................43

         8.01.    Nonsurvival of Representations and Warranties.................................................43
         8.02     Notices.......................................................................................43
         8.03.    Definitions...................................................................................44
         8.04.    Interpretation................................................................................48
         8.05.    Counterparts..................................................................................48
         8.06.    Entire Agreement; No Third-Party Beneficiaries................................................48
         8.07.    Governing Law.................................................................................48
         8.08.    Assignment....................................................................................48
         8.09.    Enforcement...................................................................................48

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (the "Agreement"), dated as of April 14, 1998, is by and between HOLLY CORPORATION, a Delaware corporation ("Holly"), and GIANT INDUSTRIES, INC., a Delaware corporation ("Giant").

                                    RECITALS

         A. The respective Boards of Directors of Giant and Holly have approved the merger of Holly with and into Giant (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of Holly ("Holly Common Stock"), other than shares owned by Giant, Holly or any of their wholly-owned subsidiaries, will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(b)).

         B. The respective Boards of Directors of Giant and Holly have each determined that the Merger and the other transactions contemplated by this Agreement are consistent with, and in furtherance of, their respective business strategies and goals.

         C. Giant and Holly desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         D. For federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   AGREEMENTS

                                    ARTICLE I
                                   THE MERGER

         1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Holly shall be merged with and into Giant at the Effective Time (as defined in Section 1.03). Following the Effective Time, Giant shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Holly in accordance with the DGCL.

         1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections 6.02 and 6.03) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 6.01, unless another time or date is agreed to by the parties. The Closing will be held at such location in the City of Phoenix, Arizona as is agreed to by the parties.

         1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such subsequent date or time as Giant and Holly shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

         1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

         1.05. Certificate of Incorporation and Bylaws.

               (a) The certificate of incorporation of Giant, as in effect immediately prior to the execution of this Agreement, shall be amended and restated as of the Effective Time as set forth in Exhibit A and, as so amended and restated, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

               (b) The bylaws of Giant, as in effect immediately prior to the execution of this Agreement, shall be amended and restated as of the Effective Time as set forth in Exhibit B and, as so amended and restated, such bylaws shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         1.06. Directors and Officers. Giant shall cause the Board of Directors and officers of Giant immediately prior to the effective time to resign. The Board of Directors (including classes thereof) and senior officers of the Surviving Corporation shall be as set forth in Exhibit C until the earlier of the resignation or removal of any individual listed on or designated in accordance with Exhibit C or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any director shall be unable to serve as a director at the Effective Time, the party which designated such individual as indicated in Exhibit C shall designate another individual to serve in such individual's place. If any officer listed on or appointed in accordance with Exhibit C ceases to be a full-time employee of either Holly or Giant prior to the Effective Time, the parties will agree upon another person to serve in such person's stead. The committees of the Board of Directors of the Surviving Corporation will be elected by the Board of Directors in accordance with the bylaws as amended and restated.

         1.07 Surviving Corporation's Headquarters. The Surviving Corporation's headquarters will be in Scottsdale, Arizona. In addition, the Surviving Corporation will maintain an office in Dallas, Texas.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Holly Common Stock or on the part of the holder of any shares of common stock, par value $.01 per share, of Giant ("Giant Common Stock"):

               (a) Cancellation of Treasury Stock and Giant-Owned Stock. Each share, if any, of Holly Common Stock that is owned by Holly or by any wholly-owned subsidiary of Holly shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

               (b) Conversion of Holly Common Stock. Subject to Sections 2.02(e) and (j), all of the issued and outstanding shares (other than shares to be canceled in accordance with Section 2.01(a)) of Holly Common Stock shall be converted, in the aggregate, into the right to receive (i) that number of fully paid and nonassessable shares of Giant Common Stock equal to the number of shares of Giant Common Stock issued and outstanding immediately before the Effective Time and (ii) cash in an amount equal to $25,000,000 multiplied by a fraction, the numerator of which is the number of issued and outstanding shares of Holly Common Stock immediately before the Effective Time and the denominator of which is the sum of (A) the number of issued and outstanding shares of Holly Common Stock immediately before the Effective Time, (B) the number of shares of Holly Common Stock subject to Holly stock options (whether vested or unvested) outstanding immediately before the Effective Time and (C) the number of Holly phantom stock rights outstanding immediately before the Effective Time (with the consideration described in clauses (i) and (ii) collectively referred to as the "Merger Consideration"). Accordingly, each issued and outstanding share of Holly Common Stock (other than shares to be canceled in accordance with Section 2.01(a)) shall be converted into the right to receive a fraction of the Merger Consideration equal to one divided by the number of shares of Holly Common Stock (other than shares to be canceled in accordance with Section 2.01(a), and assuming no exercise, conversion or exchange of outstanding in-the-money options, warrants and other rights to acquire Holly Common Stock) issued and outstanding immediately before the Effective Time. As of the Effective Time, all such shares of Holly Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Holly Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Giant Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

         2.02. Exchange.

               (a) Exchange Agent. As of the Effective Time, Giant shall enter into an agreement with such bank or trust company as may be designated by Giant and Holly (the "Exchange Agent"), which shall provide that Giant shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Holly Common Stock and for exchange in accordance with this Article II, through the Exchange Agent, the Merger Consideration (such shares of Giant Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any cash payable in lieu of any fractional shares of Giant Common Stock, and the cash portion of the Merger Consideration being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section
2.01 in exchange for issued and outstanding shares of Holly Common Stock.

               (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Holly Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Giant and Holly may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as reasonably may be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Giant Common Stock and cash which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Holly Common Stock which is not registered in the transfer records of Holly, a certificate representing the proper number of shares of Giant Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Giant Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Giant that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration and other cash, if any, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this
Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

               (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Giant Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), and all such dividends, other distributions and cash in lieu of fractional shares of Giant Common Stock shall be paid by Giant to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Giant Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Giant Common Stock and the amount of any cash payable in lieu of a fractional share of Giant Common Stock to which such holder is entitled pursuant to Section 2.02(e) and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Giant Common Stock.

               (d) No Further Ownership Rights in Holly Common Stock. All shares of Giant Common Stock issued and cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Holly Common Stock previously represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Holly on such shares of Holly Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Holly Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

               (e) No Fractional Shares.

                   (i) No certificates or scrip representing fractional shares of Giant Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Giant shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Giant.

                   (ii) In lieu of any such fractional shares, the Surviving Corporation shall pay each holder of Holly Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of Holly Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Giant Common Stock as reported on the New York Stock Exchange, Inc. ("NYSE") Composite Transaction Tape (as reported in the Wall Street Journal, or, if not reported therein, any other authoritative source) on the Closing Date.

                   (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Holly Common Stock with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders of Holly Common Stock subject to and in accordance with the terms of Section 2.02(b).

               (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Giant, upon demand, and any holders of the Certificates who have not previously complied with this
Article II shall thereafter look only to Giant for payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Giant Common Stock and any dividends or distributions with respect to Holly Common Stock or Giant Common Stock.

                  (g) No Liability. None of Giant, Holly or the Exchange Agent shall be liable to any person in respect of any shares of Giant Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any cash payable to the holder of such Certificate representing Holly Common Stock pursuant to this Article II or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Giant, on a daily basis. Any interest and other income resulting from such investments shall be paid to Giant.

                  (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Giant Common Stock deliverable in respect thereof, pursuant to this Agreement.

                  (j) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Holly Common Stock outstanding immediately prior to the Effective Time held by a holder (if any) who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive Merger Consideration unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. If after the Effective Time such holder fails to perfect or loses any such right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into a right to receive Merger Consideration pursuant to Section 2.01(b). Holly shall give prompt written notice to Giant of any demands received by Holly for appraisal of shares of Holly Common Stock and Giant shall have the right to participate in negotiations and proceedings with respect to such demands. Prior to the Effective Time, Holly shall not, except with the prior written consent of Giant, which consent shall not be unreasonably withheld, make any payment with respect to, or settle or offer to settle, any such demands. Any Merger Consideration that would otherwise have been allocated to the Dissenting Shares if the holders thereof had not properly perfected their appraisal rights will not be paid under Section 2.01(b).

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.01. Representations and Warranties of Holly. Except as disclosed in the Holly Filed SEC Documents (as such term is defined in Section 3.01(g)) or as set forth on the Disclosure Schedule delivered by Holly to Giant prior to the execution of this Agreement, which schedule shall identify exceptions and other information by specific Section references (the "Holly Disclosure Schedule"), Holly represents and warrants to Giant as follows:

               (a) Organization, Standing and Corporate Power. Each of Holly and its Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to carry on its business as now being conducted. Each of Holly and its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.03) on Holly. Holly has delivered or made available to Giant prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws and has made available to Giant the certificates of incorporation and bylaws (or comparable organizational documents) of its Significant Subsidiaries, in each case as amended to date. As used in this Agreement, a "Significant Subsidiary" means any subsidiary of Holly or Giant, as the case may be, that would constitute a "significant subsidiary" of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

               (b) Subsidiaries. Exhibit 21.1 to Holly's Annual Report on Form 10-K for the fiscal year ended July 31, 1997 includes all the subsidiaries of Holly which as of the date of this Agreement are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Holly, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

               (c) Capital Structure. The authorized capital stock of Holly consists of 20,000,000 shares of Holly Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share ("Holly Preferred Stock"). At the close of business on April 14, 1998, (i) 8,253,514 shares of Holly Common Stock were issued and outstanding, (ii) 396,768 shares of Holly Common Stock were held by Holly in its treasury, (iii) no shares of Holly Preferred Stock were designated, issued, outstanding or held by Holly in its treasury, and (iv) 751,500 shares of Holly Common Stock were reserved for issuance pursuant to the Holly Corporation Stock Option Plan

(the "Holly Stock Plan"). Except as set forth above, at the close of business on April 14, 1998: (x) no shares of capital stock or other voting securities of Holly were issued, reserved for issuance or outstanding; and (y) there were no outstanding stock appreciation rights (other than to the extent Holly phantom stock rights could be deemed to constitute such rights). The Holly Disclosure Schedule sets forth a complete and correct list, as of April 14, 1998, of the number of shares of Holly Common Stock subject to outstanding options under the Holly Stock Plan and the exercise prices thereof. All outstanding shares of capital stock of Holly are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights. As of the close of business on April 14, 1998, there were no bonds, debentures, notes or other indebtedness of Holly having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Holly may vote. Except for options outstanding under the Holly Stock Plan, as of the close of business on April 14, 1998, there were no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Holly or any of its subsidiaries is a party or by which any of them is bound obligating Holly or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Holly or of any of its subsidiaries or obligating Holly or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the close of business on April 14, 1998, there were no outstanding contractual obligations of Holly or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Holly or any of its wholly owned subsidiaries. As of the close of business on April 14, 1998, there were no outstanding contractual obligations of Holly to vote or to dispose of any shares of the capital stock of any of its subsidiaries.

                  (d) Authority; Noncontravention. Holly has all requisite corporate power and authority to enter into this Agreement and, subject to the Holly Stockholder Approval (as defined in Section 3.01(m)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Holly and the consummation by Holly of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Holly, subject to Holly Stockholder Approval. This Agreement has been duly executed and delivered by Holly and constitutes the legal, valid and binding obligation of Holly, enforceable against Holly in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in any obligation to or result in the creation of any Lien upon any of the properties or assets of Holly or any of its Significant Subsidiaries under, (i) the certificate of incorporation or bylaws of Holly or the comparable organizational documents of any of its Significant Subsidiaries, (ii) any material loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, instrument, permit, concession, franchise or license applicable to Holly or any of its Significant Subsidiaries or their respective properties or assets, (iii) any employment, consulting or similar agreement, or
(iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Holly or any of its Significant Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Holly, (y) materially impair the ability of Holly to perform its obligations under this Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency (a "Governmental Entity") is required by or with respect to Holly or any of its Significant Subsidiaries in connection with the execution and delivery of this Agreement by Holly or the consummation by Holly of the transactions contemplated by this Agreement, except for: (1) the filing of a premerger notification and report form by Holly under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (2) the filing with the SEC of (A) a proxy statement relating to the Holly Stockholders Meeting (as defined in Section 5.01(b)) (such proxy statement, together with the proxy statement relating to the Giant Stockholders Meeting (as defined in Section 5.01(c)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (B) such reports under
Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Holly is qualified to do business; (4) such other filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement; and (5) such consents, approvals, orders or authorizations the failure of which to be made or obtained would not reasonably be expected to have a material adverse effect on Holly.

                  (e) SEC Documents; Undisclosed Liabilities. Holly has timely filed all required reports, schedules, forms, statements and other documents with the SEC since August 1, 1996 (the "Holly SEC Documents"). As of their respective dates, the Holly SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Holly SEC Documents, and none of the Holly SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Holly SEC Document has been revised or superseded by a later Holly Filed SEC Document, none of the Holly SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Holly included in the Holly SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Holly and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto, (ii) as contemplated by this Agreement,
(iii) for liabilities incurred in connection with this Agreement or the transactions contemplated by this Agreement, and (iv) for liabilities and obligations incurred since January 31, 1998 in the ordinary course of business consistent with past practice, neither Holly nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), including liabilities arising under any laws relating to the protection of health, safety or the environment ("Environmental Laws") which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Holly.

                  (f) Information Supplied. None of the written information designated or to be designated by Holly and delivered to Giant specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Giant in connection with the issuance of Giant Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to Holly's stockholders or at the time of the Holly Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Holly with respect to statements made or incorporated by reference therein based on information supplied by Giant specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

                  (g) Absence of Certain Changes or Events. Except (i) as disclosed in the Holly SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Holly Filed SEC Documents"), (ii) for the transactions contemplated by this Agreement, and (iii) for liabilities incurred in connection with or as a result of this Agreement, since the date of the most recent financial statements included in the Holly Filed SEC Documents, Holly has conducted its business only in the ordinary course, and there has not been (1) any material adverse change in Holly; (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Holly's capital stock, other than regular quarterly dividends of $.15 per share on the Holly Common Stock; (3) any split, combination or reclassification of any of Holly's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Holly's capital stock; (4) other than as permitted by Sections 401(a)(xiii) and 5.07, (A) any granting by Holly or any of its Significant Subsidiaries to any director, executive officer or other key employee of Holly of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under employment agreements in effect as of the date of the most recent financial statements included in the Holly Filed SEC Documents, (B) any granting by Holly or any of its Significant Subsidiaries to any such director, executive officer or key employee of any increase in severance or termination pay, except as required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the Holly Filed SEC Documents, or (C) any entry by Holly or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer or key employee; or (5) except insofar as may have been disclosed in the Holly Filed SEC Documents or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by Holly materially affecting its assets, liabilities or business. For purposes of this Agreement, "key employee" means any employee whose current salary and targeted bonus exceeds $100,000 per annum.

                  (h) Litigation. There is no suit, action or proceeding pending or, to the knowledge of Holly, threatened against or affecting Holly or any of its subsidiaries that individually or in the aggregate could reasonably be expected to have a material adverse effect on Holly, nor is there any judgment, order or decree of any Governmental Entity or arbitrator outstanding against Holly or any of its subsidiaries having, or which could reasonably be expected to have, any such effect.

                  (i) Compliance with Applicable Laws. Holly and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Holly and its subsidiaries, taken as a whole (the "Holly Permits"). Holly and its subsidiaries are in compliance with the terms of the Holly Permits and all applicable statutes, laws, ordinances, rules and regulations, including Environmental Laws, except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Holly. The businesses of Holly and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, including Environmental Laws, except for possible violations which could not reasonably be expected to have a material adverse effect on Holly. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity with respect to Holly or any of its subsidiaries is pending or, to the knowledge of Holly, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Holly.

                  (j) Absence of Changes in Benefit Plans. Since the date of the most recent financial statements included in the Holly Filed SEC Documents, there has not been any adoption or amendment in any material respect by Holly or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Holly or any of its wholly-owned subsidiaries. Except as permitted by Sections 4.01(a)(xiii) and 5.07, since the date of the most recent financial statements included in the Holly Filed SEC Documents, neither Holly nor any of its wholly-owned subsidiaries has entered into any employment, consulting, severance, termination or indemnification agreements, arrangements or understandings with any current or former employee, officer or director of Holly or any of its wholly-owned subsidiaries.

               (k) ERISA Compliance.

                   (i) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (all the foregoing being herein called "Benefit Plans"), maintained or contributed to by Holly or any subsidiary of Holly (the "Holly Benefit Plans"), Holly has given Giant the opportunity to review a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such Holly Benefit Plans, (C) each trust agreement relating to such Holly Benefit Plans, (D) the most recent summary plan description for each Holly Benefit Plan for which a summary plan description is required, (E) the most recent actuarial report or valuation relating to Holly Benefit Plans subject to Title IV of ERISA, and (F) the most recent determination letter issued by the IRS with respect to any Holly Benefit Plans qualified under Section 401(a) of the Code.

                   (ii) With respect to the Holly Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Holly, there exists no condition or set of circumstances, in connection with which Holly or any of its subsidiaries could be subject to any liability that is reasonably likely to have a material adverse effect on Holly (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

                   (iii) Each Holly Benefit Plan has been administered in accordance with its terms except for any failures so to administer any Holly Benefit Plan as would not individually or in the aggregate have a material adverse effect on Holly. Holly, its subsidiaries and all the Holly Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance as would not individually or in the aggregate have a material adverse effect on Holly.

                   (iv) No employee of Holly will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Holly Benefit Plan as a result of the transactions contemplated by this Agreement.

               (l) Taxes.

                   (i) Each of Holly and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Holly. Holly and each of its subsidiaries has paid (or Holly has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Holly Filed SEC Documents reflect an adequate reserve for all taxes payable by

Holly and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                   (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Holly or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Holly.

                   (iii) Neither Holly nor any of its subsidiaries has taken any action that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                   (iv) As used in this Agreement, "taxes" shall include all federal, state and local income, property, sales, excise and other taxes or similar governmental charges.

               (m) Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of Holly Common Stock, voting as a single class, at the Holly Stockholders Meeting (the "Holly Stockholder Approval") to adopt this Agreement is the only vote of the holders of any class or series of Holly's capital stock necessary to approve and adopt this Agreement.

               (n) State Takeover Statutes. The Board of Directors of Holly has approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement by the Holly Board of Directors under the provisions of Section 203 of the DGCL.

               (o) Brokers. Except for Donaldson, Lufkin & Jenrette Securities Corporation, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Holly.

               (p) Opinion of Financial Advisor. Holly has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to Holly's stockholders from a financial point of view, a signed copy of which opinion has been delivered to Giant.

               (q) Ownership of Giant Common Stock. Neither Holly nor, to its knowledge, any of its affiliates, (i) beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Giant.

         3.02. Representations and Warranties of Giant. Except as disclosed in the Giant Filed SEC Documents (as such term is defined in Section 3.02(g)) or as set forth on the Disclosure

Schedule delivered by Giant to Holly prior to the execution of this Agreement, which schedule shall identify exceptions and other information by specific Section references (the "Giant Disclosure Schedule"), Giant represents and warrants to Holly as follows:

                  (a) Organization, Standing and Corporate Power. Each of Giant and its Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to carry on its business as now being conducted. Each of Giant and its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Giant. Giant has delivered or made available to Holly prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws and has made available to Holly the certificates of incorporation and bylaws (or comparable organizational documents) of its Significant Subsidiaries, in each case as amended to date.

                  (b) Subsidiaries. Exhibit 21 to Giant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 includes all the subsidiaries of Giant which as of the date of this Agreement are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Giant, free and clear of all Liens.

                  (c) Capital Structure. The authorized capital stock of Giant consists of 50,000,000 shares of Giant Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share, of Giant ("Giant Preferred Stock"). At the close of business on April 14, 1998, (i) 10,993,267 shares of Giant Common Stock were issued and outstanding, (ii) 1,239,100 shares of Giant Common Stock were held by Giant in its treasury, (iii) no shares of Giant Preferred Stock were designated, issued, outstanding or held by Giant in its treasury, and
(iv) 421,550 shares of Giant Common Stock were reserved for issuance pursuant to Giant's 1989 Stock Incentive Plan (the "Giant Stock Plan"). Except as set forth above, at the close of business on April 14, 1998: (x) no shares of capital stock or other voting securities of Giant were issued, reserved for issuance or outstanding; and (y) there were no outstanding stock appreciation rights (other and to the extent that Giant phantom stock rights would be deemed to constitute such rights). The Giant Disclosure Schedule sets forth a complete and correct list, as of April 14, 1998, of the number of shares of Giant Common Stock subject to outstanding options under the Giant Stock Plan and the exercise prices thereof. All outstanding shares of capital stock of Giant are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights. As of the close of business on April 14, 1998, there were no bonds, debentures, notes or other indebtedness of Giant having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Giant may vote. Except for options outstanding under the Giant Stock Plan, as of the close of business on April 14, 1998, there were no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Giant or any of its subsidiaries is a party or by which any of them is bound obligating Giant or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Giant or of any of its subsidiaries or obligating Giant or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the close of business on April 14, 1998, there were no outstanding contractual obligations of Giant or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Giant or any of its wholly owned subsidiaries. As of the close of business on April 14, 1998, there were no outstanding contractual obligations of Giant to vote or to dispose of any shares of the capital stock of any of its subsidiaries.

                  (d) Authority; Noncontravention. Giant has all requisite corporate power and authority to enter into this Agreement and, subject to the Giant Stockholder Approval (as defined in Section 3.02(m)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Giant and the consummation by Giant of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Giant, subject to Giant Stockholder Approval. This Agreement has been duly executed and delivered by Giant and constitutes the legal, valid and binding obligation of Giant, enforceable against Giant in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in any obligation to or result in the creation of any Lien upon any of the properties or assets of Giant or any of its Significant Subsidiaries under, (i) the certificate of incorporation or bylaws of Giant or the comparable organizational documents of any of its Significant Subsidiaries, (ii) any material loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, instrument, permit, concession, franchise or license applicable to Giant or any of its Significant Subsidiaries or their respective properties or assets, (iii) any employment, consulting or similar agreement, or
(iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Giant or any of its Significant Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Giant, (y) materially impair the ability of Giant to perform its obligations under this Agreement, or
(z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Giant or any of its Significant Subsidiaries in connection with the execution and delivery of this Agreement by Giant or the consummation by Giant of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by Giant under the HSR Act;
(2) the filing with the SEC of (A) the Joint Proxy Statement relating to the Giant Stockholders Meeting (as defined in Section 5.01(c)), (B) the Form S-4 and
(C) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this

Agreement; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Giant is qualified to do business; (4) filings with Governmental Entities to satisfy any applicable requirements of state securities or "blue sky" laws; (5) such filings with and approvals of the NYSE to permit the shares of Giant Common Stock that are to be issued in the Merger to be listed on the NYSE; (6) such other filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement; and (7) such consents, approvals, orders or authorizations the failure of which to be made or obtained would not reasonably be expected to have a material adverse effect on Giant.

                  (e) SEC Documents; Undisclosed Liabilities. Giant has timely filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1997 (the "Giant SEC Documents"). As of their respective dates, the Giant SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Giant SEC Documents, and none of the Giant SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Giant SEC Document has been revised or superseded by a later Giant Filed SEC Document, none of the Giant SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Giant included in the Giant SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Giant and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto,
(ii) as contemplated by this Agreement, (iii) for liabilities incurred in connection with this Agreement or the transactions contemplated by this Agreement, and (iv) for liabilities and obligations incurred since December 31, 1997 in the ordinary course of business consistent with past practice, neither Giant nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), including liabilities arising under any Environmental Laws which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Giant.

                  (f) Information Supplied. None of the information supplied or to be supplied by Giant specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities

Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to Giant's stockholders or at the time of the Giant Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Giant with respect to statements made or incorporated by reference therein based on information supplied by Holly specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

                  (g) Absence of Certain Changes or Events. Except (i) as disclosed in the Giant SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Giant Filed SEC Documents"), (ii) for the transactions provided for herein, and (iii) for liabilities incurred in connection with or as a result of this Agreement, since the date of the most recent financial statements included in the Giant Filed SEC Documents, Giant has conducted its business only in the ordinary course, and there has not been (1) any material adverse change in Giant; (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Giant's capital stock, other than regular quarterly dividends of $.05 per share on the Giant Common Stock; (3) any split, combination or reclassification of any of Giant's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Giant's capital stock; (4) other than as permitted by Sections 4.01(b)(xiii) and 5.07,
(A) any granting by Giant or any of its Significant Subsidiaries to any director, executive officer or other key employee of Giant of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under employment agreements in effect as of the date of the most recent financial statements included in the Giant Filed SEC Documents, (B) any granting by Giant or any of its Significant Subsidiaries to any such director, executive officer or key employee of any increase in severance or termination pay, except as required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the Giant Filed SEC Documents, or
(C) any entry by Giant or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer or key employee; or (5) except insofar as may have been disclosed in the Giant Filed SEC Documents or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by Giant materially affecting its assets, liabilities or business.

                  (h) Litigation. There is no suit, action or proceeding pending or, to the knowledge of Giant, threatened against or affecting Giant or any of its subsidiaries that individually or in the aggregate could reasonably be expected to have a material adverse effect on Giant , nor is there any judgment, order or decree of any Governmental Entity or arbitrator outstanding against Giant or any of its subsidiaries having, or which could reasonably be expected to have, any such effect.

               (i) Compliance with Applicable Laws. Giant and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Giant and its subsidiaries, taken as a whole (the "Giant Permits"). Giant and its subsidiaries are in compliance with the terms of the Giant Permits and all applicable statutes, laws, ordinances, rules and regulations, including Environmental Laws, except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Giant. The businesses of Giant and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, including Environmental Laws, except for possible violations which could not reasonably be expected to have a material adverse effect on Giant. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity with respect to Giant or any of its subsidiaries is pending or, to the knowledge of Giant, threatened, other than, in each case, those the outcome of which, individually or in the aggregate could not reasonably be expected to have a material adverse effect on Giant.

               (j) Absence of Changes in Benefit Plans. Since the date of the most recent financial statements included in the Giant Filed SEC Documents, there has not been any adoption or amendment in any material respect by Giant or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Giant or any of its wholly-owned subsidiaries. Except as permitted by Sections 4.01(b)(xiii) and 5.07, since the date of the most recent financial statements included in the Giant Filed SEC Documents, neither Giant nor any of its wholly-owned subsidiaries has entered into any employment, consulting, severance, termination or indemnification agreements, arrangements or understandings with any current or former employee, officer or director of Giant or any of its wholly-owned subsidiaries.

               (k) ERISA Compliance.

                   (i) With respect to Benefit Plans maintained or contributed to by Giant or any subsidiary of Giant (the "Giant Benefit Plans"), Giant has given Holly the opportunity to review a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such Giant Benefit Plans, (C) each trust agreement relating to such Giant Benefit Plans, (D) the most recent summary plan description for each Giant Benefit Plan for which a summary plan description is required, (E) the most recent actuarial report or valuation relating to Giant Benefit Plans subject to Title IV of ERISA, and (F) the most recent determination letter issued by the IRS with respect to any Giant Benefit Plans qualified under Section 401(a) of the Code.

                   (ii) With respect to the Giant Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Giant, there exists no condition or set of circumstances, in connection with which Giant or any of its subsidiaries could be subject to any liability that is reasonably likely to have a material adverse effect on Giant (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

                   (iii) Each Giant Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Giant Benefit Plans as would not individually or in the aggregate have a material adverse effect on Giant. Giant, its subsidiaries and all the Giant Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance as would not individually or in the aggregate have a material adverse effect on Giant.

                   (iv) No employee of Giant will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Giant Benefit Plan as a result of the transactions contemplated by this Agreement.

               (l) Taxes.

                   (i) Each of Giant and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Giant. Giant and each of its subsidiaries has paid (or Giant has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Giant Filed SEC Documents reflect an adequate reserve for all taxes payable by Giant and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                   (ii) No deficiencies for any taxes have been proposed, asserted or assessed against Giant or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Giant.

                   (iii) Neither Giant nor any of its subsidiaries has taken any action that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

               (m) Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of Giant Common Stock, voting as a single class, at the Giant Stockholders Meeting to adopt this Agreement is the only vote of the holders of any class or series of Giant's capital stock necessary to approve and adopt this Agreement and to issue the Merger Consideration; provided, however, that the affirmative vote of the holders of 80% of all outstanding shares of Giant Common Stock, voting as a single class, at the Giant Stockholders Meeting is required to approve certain of the amendments to Giant's certificate of incorporation and bylaws contemplated by Exhibits A and B, respectively. For purposes of this Agreement, the "Giant Stockholder Approval" means the majority and 80% votes described above in this Section

3.02(m) as are necessary to adopt this Agreement and the amendments to the Giant certificate of incorporation and bylaws contemplated hereby.

               (n) State Takeover Statutes. The Board of Directors of Giant has approved the terms of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement by the Giant Board of Directors under the provisions of Section 203 of the DGCL.

                  (o) Brokers. Except for Bear, Stearns & Co. Inc., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Giant.

                  (p) Opinion of Financial Advisor. Giant has received the opinion of Bear, Stearns & Co. Inc., dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to Giant and, accordingly, to Giant's stockholders from a financial point of view, a signed copy of which opinion has been delivered to Holly.

                  (q) Ownership of Holly Common Stock. Neither Giant nor, to its knowledge, any of its affiliates, (i) beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Holly.

                  (r) Ownership of Giant Common Stock Upon Exchange. Immediately after the Effective Time, the holders of shares of Holly Common Stock issued and outstanding immediately before the Effective Time shall, in the aggregate, have the right to receive, and shall receive pursuant to the provisions of Article II, that number of shares of Giant Common Stock such that such holders shall own fifty percent (50%) of the issued and outstanding capital stock of the Surviving Corporation.


                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.01.    Conduct of Business.

                  (a) Conduct of Business by Holly. Except as contemplated by this Agreement or as set forth in the Holly Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, Holly shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time, except such impairment as would not have a material adverse effect on Holly. Except as set forth in the Holly Disclosure Schedule, without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Holly shall not, and shall not permit any of its subsidiaries to:

                   (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly-owned subsidiary of Holly to its parent, or by a subsidiary that is partially-owned by Holly or any of its subsidiaries, provided that Holly or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly dividends of $.15 per share with respect to the Holly Common Stock, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(z) purchase, redeem or otherwise acquire any shares of capital stock of Holly or any of its Significant Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                   (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Holly Common Stock upon the exercise of Holly Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms);

                   (iii) amend its certificate of incorporation, bylaws or other comparable organizational documents;

                   (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, except for (x) acquisitions publicly announced before the date of this Agreement, (y) such acquisitions which do not in the aggregate exceed $5,000,000 and (z) purchases of inventory, feedstock and other items in the ordinary course of business consistent with past practice;

                   (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than (x) in the ordinary course of business consistent with past practice and (y) sales of assets which do not individually or in the aggregate exceed $5,000,000;

                   (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Holly or any of its wholly-owned subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings and guarantees of indebtedness of its subsidiaries incurred in the ordinary course of business consistent with past practice, or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to Holly or any direct or indirect subsidiary of Holly or to officers and employees of Holly or any of its subsidiaries for travel, business or relocation expenses in the ordinary course of business;

                   (vii) make or agree to make any capital expenditure or capital expenditures other than capital expenditures set forth in the operating budget of Holly previously furnished to Giant, the relevant portions of which are set forth in the Holly Disclosure Schedule, other than capital expenditures that do not or would not constitute a material change;

                   (viii) make any tax election that could reasonably be expected to have a material adverse effect on Holly or settle or compromise any material income tax liability;

                   (ix) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Holly included in the Holly Filed SEC Documents, incurred since the date of such financial statements in the ordinary course of business consistent with past practice or which do not in the aggregate have a material adverse effect on Holly;

                   (x) except in the ordinary course of business or except as would not reasonably be expected to have a material adverse effect on Holly, modify, amend or terminate any material contract or agreement to which Holly or any subsidiary is a party or waive, release or assign any material rights or claims thereunder;

                   (xi) make any material change to its accounting methods, principles or practices, except as may be required by generally accepted accounting principles;

                   (xii) except as required by law or contemplated by this Agreement, enter into, adopt or amend in any material respect or terminate any Holly Benefit Plan or any other agreement, plan or policy involving Holly or its subsidiaries and one or more of their directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any Holly pension plans, or change the manner in which contributions to any Holly pension plans are made or the basis on which such contributions are determined;

                   (xiii) except for (a) new employment agreements with Holly's three highest-ranking executives on terms no more favorable than Giant's employment agreements (as amended pursuant to Section 5.06(g)) with its three highest-ranking executives (with base salaries equal to the executives' current base salaries or such other amounts approved by Giant), (b) bonus payments to Holly employees in amounts and forms as agreed to by the Holly and Giant Boards of Directors prior to the effective date of the S-4 and to be paid at or before the Closing, (c) normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of Holly or its subsidiaries, and (d) as contemplated hereby or by the terms of any contract the existence of which does not constitute a violation of this Agreement, increase the compensation of any director, executive officer or other key employee of Holly or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person; or

                   (xiv) authorize, or commit or agree to take, any of the foregoing actions.

               (b) Conduct of Business by Giant. Except as contemplated by this Agreement or as set forth in the Giant Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, Giant shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time, except such impairment as would not have a material adverse effect on Giant. Except as set forth in the Giant Disclosure Schedule, without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Giant shall not, and shall not permit any of its subsidiaries to:

                   (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly-owned subsidiary of Giant to its parent, or by a subsidiary that is partially-owned by Giant or any of its subsidiaries, provided that Giant or any such subsidiary receives or is to receive its proportionate share thereof, and other than the regular quarterly dividends of $.05 per share with respect to the Giant Common Stock, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(z) purchase, redeem or otherwise acquire any shares of capital stock of Giant or any of its Significant Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                   (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Giant Common Stock upon the exercise of Giant Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms);

                   (iii) except as contemplated by this Agreement, amend its certificate of incorporation, bylaws or other comparable organizational documents;

                   (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, except for (x) acquisitions publicly announced before the date of this Agreement, (y) such other acquisitions which do not in the aggregate exceed $5,000,000 and (z) purchases of inventory, feedstock and other items in the ordinary course of business consistent with past practice;

                   (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than (x) in the ordinary course of business consistent with past practice and (y) sales of assets which do not individually or in the aggregate exceed $5,000,000;

                   (vi) except as contemplated by Section 4.01(f) of this Agreement, (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Giant or any of its wholly-owned subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings and guarantees of indebtedness of its subsidiaries incurred in the ordinary course of business consistent with past practice, or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to Giant or any direct or indirect subsidiary of Giant or to officers and employees of Giant or any of its subsidiaries for travel, business or relocation expenses in the ordinary course of business;

                   (vii) make or agree to make any capital expenditure or capital expenditures other than capital expenditures set forth in the operating budget of Giant previously furnished to Holly, the relevant portions of which are set forth in the Giant Disclosure Schedule, other than capital expenditures that do not or would not constitute a material change;

                   (viii) make any tax election that could reasonably be expected to have a material adverse effect on Giant or settle or compromise any material income tax liability;

                   (ix) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Giant included in the Giant Filed SEC Documents, incurred since the date of such financial statements in the ordinary course of business consistent with past practice or which do not in the aggregate have a material adverse effect on Giant;

                   (x) except in the ordinary course of business or except as would not reasonably be expected to have a material adverse effect on Giant, modify, amend or terminate any material contract or agreement to which Giant, any subsidiary is a party or waive, release or assign any material rights or claims thereunder;

                   (xi) make any material change to its accounting methods, principles or practices, except as may be required by generally accepted accounting principles;

                   (xii) except as required by law or contemplated by this Agreement, enter into, adopt or amend in any material respect or terminate any Giant Benefit Plan or any other agreement, plan or policy involving Giant or its subsidiaries and one or more of their directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any Giant pension plans, or change the manner in which contributions to any Giant pension plans are made or the basis on which such contributions are determined;

                   (xiii) except for (a) bonus payments to Giant employees in amounts and forms as agreed to by the Giant and Holly Boards of Directors prior to the effective date of the Form S-4 and to be paid at or before the Closing,
(b) the amendments to the Giant employment agreements, stock options and phantom stock rights described in Section 5.06(g), (c) normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of Giant or its subsidiaries, and (d) as contemplated hereby or by the terms of any contract the existence of which does not constitute a violation of this Agreement, increase the compensation of any director, executive officer or other key employee of Giant or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person; or

                   (xiv) authorize, or commit or agree to take, any of the foregoing actions.

               (c) Coordination of Dividends. Each of Giant and Holly shall coordinate with the other regarding the declaration and payment of dividends in respect of the Giant Common Stock and the Holly Common Stock and the record dates and payment dates relating thereto, it being the intention of Giant and Holly that any holder of Holly Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to its shares of Holly Common Stock and/or any shares of Giant Common Stock any such holder receives in exchange therefor pursuant to the Merger.

               (d) Other Actions. Except as required by law, Holly and Giant shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

                  (e) Advice of Changes. Holly and Giant shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, or (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have, a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (f) Financing Arrangement. Giant and Holly shall have arranged for the Surviving Corporation to finance appropriately the redemption contingency that will result on account of the Merger with respect to Giant's outstanding 9% Senior Subordinated Notes due 2007 ($150,000,000 aggregate principal amount) and its outstanding 9 3/4% Senior Subordinated Notes due 2003 ($100,000,000 aggregate principal amount). Such arrangement shall be on terms and in amounts that are acceptable to each of the Giant Board of Directors and the Holly Board of Directors.

         4.02.    No Solicitation by Holly.

                  (a) Holly shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Holly Takeover Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding any Holly Takeover Proposal; provided, however, that if, at any time prior to the adoption of this Agreement by the holders of Holly Common Stock, the Board of Directors of Holly determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Holly's stockholders under applicable law, Holly may, in response to a Holly Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of this
Section 4.02(a), and subject to compliance with Section 4.02(c), (x) furnish information with respect to Holly and its subsidiaries to any person pursuant to a customary confidentiality agreement (as determined by Holly after consultation with its outside counsel) and (y) participate in negotiations regarding such Holly Takeover Proposal. For purposes of this Agreement, "Holly Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 35% or more of the assets of Holly and its subsidiaries or 35% or more of any class of equity securities of Holly or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 35% or more of any class of equity securities of Holly or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Holly or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                  (b) Except as expressly permitted by this Section 4.02, neither the Board of Directors of Holly nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Giant, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Holly Takeover Proposal, or (iii) cause Holly to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Holly Acquisition Agreement") related to any Holly Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the adoption of this Agreement by the holders of Holly Common Stock: (x) the Board of Directors of Holly determines in good faith, after it has received a Holly Superior Proposal (as defined below) and after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Holly's stockholders under applicable law, the Board of Directors of Holly may (subject to this and the following sentences) withdraw or modify its approval or recommendation of the Merger or this Agreement; or (y) the Board of Directors of Holly determines in good faith that there is not a substantial probability that the adoption of this Agreement by holders of Holly Common Stock will be obtained due to the existence of a Holly Superior Proposal, the Board of Directors of Holly may (subject to this and the following sentences) approve or recommend such Holly Superior Proposal or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Holly to enter into any Holly Acquisition Agreement with respect to any Holly Superior Proposal), but in each of the cases set forth in this clause (y), only at a time that is after the fifth business day following Giant's receipt of written notice advising Giant that the Board of Directors of Holly has received a Holly Superior Proposal, specifying the material terms and conditions of such Holly Superior Proposal and identifying the person making such Holly Superior Proposal. For purposes of this Agreement, a "Holly Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Holly Common Stock then outstanding or all or substantially all the assets of Holly and otherwise on terms which the Board of Directors of Holly determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Holly's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Holly, is reasonably capable of being obtained by such third party.

                  (c) In addition to the obligations of Holly set forth in paragraphs (a) and (b) of this Section 4.02, Holly shall immediately advise Giant orally and in writing of any request for information or of any Holly Takeover Proposal, the material terms and conditions of such request or Holly Takeover Proposal and the identity of the person making such request or Holly Takeover Proposal. Holly will keep Giant reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Holly Takeover Proposal.

                  (d) Nothing contained in this Section 4.02 shall prohibit Holly from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the

Exchange Act or from making any disclosure to Holly's stockholders if, in the good faith judgment of the Board of Directors of Holly, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to Holly's stockholders under applicable law; provided, however, that neither Holly nor its Board of Directors nor any committee thereof shall, except as permitted by Section 4.02(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Holly Takeover Proposal.

         4.03.    No Solicitation By Giant.

                  (a) Giant shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Giant Takeover Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding any Giant Takeover Proposal; provided, however, that if, at any time prior to the adoption of this Agreement by the holders of Giant Common Stock, the Board of Directors of Giant determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Giant's stockholders under applicable law, Giant may, in response to a Giant Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of this
Section 4.03(a), and subject to compliance with Section 4.03(c), (x) furnish information with respect to Giant and its subsidiaries to any person pursuant to a customary confidentiality agreement (as determined by Giant after consultation with its outside counsel) and (y) participate in negotiations regarding such Giant Takeover Proposal. For purposes of this Agreement, "Giant Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 35% or more of the assets of Giant and its subsidiaries or 35% or more of any class of equity securities of Giant or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 35% or more of any class of equity securities of Giant or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Giant or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                  (b) Except as expressly permitted by this Section 4.03, neither the Board of Directors of Giant nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Holly, the approval or recommendation by such Board of Directors or such committee of the Merger, this Agreement or the issuance of Giant Common Stock in connection with the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Giant Takeover Proposal, or (iii) cause Giant to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Giant Acquisition Agreement") related to any Giant Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the adoption of this Agreement by the holders of Giant Common Stock: (x) the Board of Directors of Giant determines in good faith, after it has received a Giant Superior Proposal (as defined below) and after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Giant's stockholders under applicable law, the Board of Directors of Giant may (subject to this and the following sentences) withdraw or modify its approval or recommendation of the Merger, this Agreement or the issuance of Giant Common Stock in connection with the Merger; or (y) the Board of Directors of Giant determines in good faith that there is not a substantial probability that the adoption of this Agreement by holders of Giant Common Stock will be obtained due to the existence of a Giant Superior Proposal, the Board of Directors of Giant may (subject to this and the following sentences) approve or recommend such Giant Superior Proposal or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Giant to enter into any Giant Acquisition Agreement with respect to any Giant Superior Proposal), but in each of the cases set forth in this clause (y), only at a time that is after the fifth business day following Holly's receipt of written notice advising Holly that the Board of Directors of Giant has received a Giant Superior Proposal, specifying the material terms and conditions of such Giant Superior Proposal and identifying the person making such Giant Superior Proposal. For purposes of this Agreement, a "Giant Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Giant Common Stock then outstanding or all or substantially all the assets of Giant and otherwise on terms which the Board of Directors of Giant determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Giant's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Giant, is reasonably capable of being obtained by such third party.

                  (c) In addition to the obligations of Giant set forth in paragraphs (a) and (b) of this Section 4.03, Giant shall immediately advise Holly orally and in writing of any request for information or of any Giant Takeover Proposal, the material terms and conditions of such request or Giant Takeover Proposal and the identity of the person making such request or Giant Takeover Proposal. Giant will keep Holly reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Giant Takeover Proposal.

                  (d) Nothing contained in this Section 4.03 shall prohibit Giant from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Giant's stockholders if, in the good faith judgment of the Board of Directors of Giant, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to Giant's stockholders under applicable law; provided, however, that neither Giant nor its Board of Directors nor any committee thereof shall, except as permitted by Section 4.03(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Merger, the issuance of Giant Common Stock in connection with the Merger, or approve or recommend, or propose publicly to approve or recommend, a Giant Takeover Proposal.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.01. Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings.

               (a) As soon as practicable following the date of this Agreement, Holly and Giant shall prepare and file with the SEC the Joint Proxy Statement and Giant shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Holly and Giant shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Holly will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to Holly's stockholders, and Giant will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to Giant's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Giant also shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Giant Common Stock in the Merger and Holly shall furnish all information concerning Holly and the holders of Holly Common Stock as may be reasonably requested in connection with any such action.

               (b) Holly will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Holly Stockholders Meeting") for the purpose of obtaining the Holly Stockholder Approval. Without limiting the generality of the foregoing but subject to Section 4.02(b), Holly agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Holly of any Holly Takeover Proposal. Holly will, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement, except to the extent that the Board of Directors of Holly shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger and terminated this Agreement in accordance with Section 4.02(b).

               (c) Giant will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Giant Stockholders Meeting") for the purpose of obtaining the Giant Stockholder Approval. Without limiting the generality of the foregoing but subject to Section 4.03(b), Giant agrees that its obligations pursuant to the first sentence of this Section 5.01(c) shall not be affected by the commencement, public proposal, public disclosure or commencement to Giant of any Giant Takeover Proposal. Giant will, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement, except to the extent that the Board of Directors of Giant shall have withdrawn or modified its recommendation and terminated this Agreement in accordance with Section 4.03(b).

               (d) Giant and Holly will use reasonable efforts to hold the Holly Stockholders Meeting and the Giant Stockholders Meeting on the same date and as soon as practicable after the date hereof.

         5.02. Letters of Holly's Accountants. Holly shall use reasonable efforts to cause to be delivered to Giant two letters from Ernst & Young LLP, Holly's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Giant, in form and substance reasonably satisfactory to Giant and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         5.03. Letters of Giant's Accountants. Giant shall use reasonable efforts to cause to be delivered to Holly two letters from Deloitte & Touche LLP, Giant's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Holly, in form and substance reasonably satisfactory to Holly and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         5.04. Access to Information; Confidentiality. Subject to the Confidentiality Agreement (as defined below), each of Holly and Giant shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Holly and Giant shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of Holly and Giant will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement dated April 6, 1998 between Giant and Holly (the "Confidentiality Agreement").

         5.05.    Reasonable Efforts.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, such as those referred to in Sections 3.01(d)(1)-(4) and 3.02(d)(1)-(6)) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary actions, waivers, consents and approvals from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.05(a) will limit or affect actions permitted to be taken pursuant to Sections 4.02 and 4.03.

                  (b) In connection with and without limiting the foregoing, each of Holly and Giant shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement, and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

                  (c) In connection with and without limiting the foregoing, each of Holly and Giant shall (i) promptly make or cause to be made the filings required of such party or any of its affiliates or subsidiaries under the HSR Act with respect to the Merger, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other material received by such party or any of its affiliates or subsidiaries from the Federal Trade Commission or the Department of Justice or other Governmental Entity in respect of such filings, the Merger or such other transactions, and (iii) cooperate with the other party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, or orders that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the "Antitrust Laws") with respect to any such filing, the Merger, or any such other transaction. Each party shall promptly inform the other party of any material communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings, the Merger, or any such other transactions. Neither party shall participate in any meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate.

                  (d) In connection with and without limiting the foregoing, each of Holly and Giant shall use its reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Merger or any other transactions provided for in this Agreement under the Antitrust Laws. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging the transaction as violative of any Antitrust Law, and, if by mutual agreement, Holly and Giant decide that litigation is in their best interests, each of Holly and Giant shall cooperate and use reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any order that is in effect and that prohibits, prevents, or restricts consummation of the Merger. Each of Holly and Giant shall use its reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to the Merger as promptly as possible after the execution of this Agreement. Notwithstanding anything to the contrary in this Section 5.05, neither Holly nor Giant shall be required to divest any of its businesses, product lines, or assets, or to take or agree to take any other action or agree to any limitation that would have a material adverse effect on such party.

         5.06.    Stock Options and Phantom Stock Rights.

                  (a) As soon as practicable following the date of this Agreement, the Board of Directors of Holly (or, if appropriate, any committee administering the Holly Stock Plan) shall adopt such resolutions or take such other actions as may be required to effect the following:

                      (i) adjust the terms of all outstanding Holly Employee Stock Options granted under the Holly Stock Plan, whether vested or unvested, as necessary to provide that, immediately after the Effective Time, each Holly Employee Stock Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Holly Employee Stock Option, including vesting, the same Giant Common Stock portion of the Merger Consideration the holder of such Holly Employee Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Holly Employee Stock Option in full immediately prior to the Effective Time, at a price per share of Giant Common Stock equal to (a) the aggregate exercise price for the shares of Holly Common Stock pursuant to such Holly Employee Stock Option divided by (b) the aggregate number of shares of Giant Common Stock that may be purchased pursuant to such Holly Employee Stock Option (each, as so adjusted, an "Adjusted Option"); provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code;

                      (ii) make such other changes to the Holly Stock Plan as Holly and Giant may agree are appropriate to give effect to the Merger; and

                      (iii) adjust the terms of all outstanding Holly phantom stock rights and take all such actions as necessary to make them obligations of Giant consistent with the adjustment provisions of Section 5.06(a)(i) regarding options.

Immediately following the Effective Time, Giant shall pay to each holder of Holly Employee Stock Options immediately before the Effective Time an amount in cash (subject to applicable withholding) equal to the number of Holly shares that were subject to such holder's Holly stock options (whether vested or unvested) immediately before the Effective Time times the amount in cash paid per issued and outstanding Holly share as part of the Merger Consideration pursuant to

Section 2.01(b). In addition, immediately following the Effective Time, Giant shall pay to each holder of Holly phantom share rights immediately before the Effective Time an amount in cash (subject to applicable withholding) equal to the number of phantom shares held by such holder immediately before the Effective Time times the amount in cash paid per Holly share as part of the Merger Consideration pursuant to Section 2.01(b). This provision shall be interpreted so that the sum of the total cash Merger Consideration payable at the Effective Time under Section 2.01(b) (whether or not actually paid) and the total of the cash payments (including applicable withholding) required to be made under this Section 5.06(a) shall in all cases equal but not exceed $25,000,000, subject to the provisions of Section 2.01(j). Such payments shall be in lieu of any other payment or adjustment to any holder of a Holly Employee Stock Option or Holly phantom share right relating to the cash portion of the Merger Consideration.

                  (b) As soon as practicable after the Effective Time, Giant shall deliver to the holders of Holly Employee Stock Options appropriate notices setting forth such holders' rights pursuant to the Holly Stock Plan and the agreements evidencing the grants of such Holly Employee Stock Options and that such Holly Employee Stock Options and agreements shall be assumed by Giant and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger). Giant shall comply with the terms of the Holly Stock Plan and ensure, to the extent required by and subject to the provisions of such Holly Stock Plan, that the Holly Employee Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time.

                  (c) Giant shall take such actions as are necessary for the assumption of the Holly Stock Plan pursuant to Section 5.06(a), including the reservation, issuance and listing of Giant Common Stock as is necessary to effectuate the transactions contemplated by Section 5.06(a). As soon as reasonably practicable after the Effective Time, Giant shall prepare and file with the SEC a registration statement on Form S-8 or other appropriate form with respect to shares of Giant Common Stock subject to Holly Employee Stock Options issued under the Holly Stock Plan and shall use all reasonable efforts to maintain the effectiveness of a registration statement or registration statements covering such Holly Employee Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Holly Employee Stock Options remain outstanding. With respect to those individuals, if any, who subsequent to the Effective Time will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Giant shall use all reasonable efforts to administer the Holly Stock Plan assumed pursuant to Section 5.06(b) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Holly Stock Plan complied with such rule prior to the Merger.

                  (d) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Giant, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the Holly Stock Plan.

               (e) Except as otherwise contemplated by this Section 5.06, all restrictions or limitations on transfer and vesting with respect to Holly Employee Stock Options awarded under the Holly Stock Plan or any other plan, program or arrangement of Holly or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Giant as set forth above.

               (f) Giant shall have the right to meet its obligation to assume the Holly Employee Stock Options under this Section 5.06 by granting to the holder of Holly Employee Stock Options as soon as practicable after the Effective Time substitute options to acquire shares of Giant Common Stock on identical terms as prescribed herein.

               (g) Giant has certain outstanding stock options and phantom stock rights which will become fully vested and will unless amended be required to be cashed-out as a result of the Merger. Giant shall amend such options to provide the holders thereof with the right to elect to be cashed out or to reject the cash-out and continue to hold the option, as the case may be. Giant shall use its reasonable efforts to cause the holders of such options, prior to the Effective Time, to reject the cash-out and continue to hold the options. Giant shall use its best efforts to obtain, prior to the Effective Time, waivers from the holders of its phantom stock rights of the acceleration of vesting triggered by the Merger (and, accordingly, any cash-out rights associated with the accelerated vesting). Giant also has certain employment agreements that include change of control provisions that may be triggered on account of the Merger. Giant shall use its best efforts to cause such employment agreements to be amended prior to the Effective Time to limit the change of control payments thereunder so that such payments will not constitute excess parachute payments triggering excise tax liability under the Code.

         5.07. Certain Employee Matters. Following the Effective Time, Giant, as the Surviving Corporation in the Merger, will honor all obligations under employment agreements of Holly or Giant the existence of which does not constitute a violation of this Agreement (including those agreements entered into by Holly pursuant to Section 4.01(a)(xiii)) in accordance with the terms thereof.

         5.08. Indemnification, Exculpation and Insurance.

               (a) Giant agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Holly and its subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification agreements of Holly, the existence of which does not constitute a breach of this Agreement, shall be assumed by Giant, as the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. The Surviving Corporation shall (i) maintain in effect for not less than three years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Holly with respect to matters occurring on or prior to the Effective Time; provided, however, that the Surviving Corporation may substitute therefor policies of at least the same coverage (with carriers comparable to Holly's existing carriers) containing terms and conditions which are not materially less advantageous to the former or current (immediately prior to the Effective Time) directors or officers of Holly and its subsidiaries and (ii) upon the request of any former or current (immediately prior to the Effective Time) director or officer of Holly or any of its subsidiaries, enter into a contract obligating the Surviving Corporation to indemnify and exculpate such individual for liabilities as described in this Section 5.08. In addition, from and after the Effective Time, directors and officers of Holly who become directors or officers of Giant will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of Giant.

                  (b) In the event that Giant or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Giant assume the obligations set forth in this Section.

                  (c) The provisions of this Section 5.08 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         5.09.    Fees and Expenses.

                  (a) Except as set forth in this Section 5.09, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Giant and Holly shall bear and pay one-half of the costs and expenses incurred in connection with (i) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (ii) the filings of the premerger notification and report forms under the HSR Act (including filing fees).

                  (b) In the event that (i) a Holly Takeover Proposal shall have been made known to Holly or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Holly Takeover Proposal and thereafter this Agreement is terminated by either Giant or Holly pursuant to
Section 7.01(b)(i) or (ii), or (ii) this Agreement is terminated (x) by Holly pursuant to Section 7.01(g) or (y) by Giant pursuant to Section 7.01(e), then Holly shall promptly, but in no event later than two days after the date of such termination, pay Giant a fee equal to $8,000,000 (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Giant pursuant to clause (i) of this paragraph (b) or pursuant to a termination by Giant pursuant to Section 7.01(e) unless and until within 18 months of such termination Holly or any of its subsidiaries enters into any Holly Acquisition Agreement or consummates any Holly Takeover Proposal (for the purposes of the foregoing proviso the terms "Holly Acquisition Agreement" and "Holly Takeover Proposal" shall have the meanings assigned to such terms in Section 4.02). Holly acknowledges that the agreements contained in this Section

5.09(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Giant would not enter into this Agreement. Accordingly, if Holly fails promptly to pay the amount due pursuant to this
Section 5.09(b), and, in order to obtain such payment, Giant commences a suit which results in a judgment against Holly for the fee set forth in this Section 5.09(b), Holly shall pay to Giant its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made. In the event of a termination by Giant pursuant to Section 7.01(e), Holly shall promptly pay upon Giant's request all out-of-pocket expenses incurred by Giant in connection with this Agreement and the transactions contemplated by this Agreement in an amount not to exceed $1,500,000, which payments shall be credited against any Termination Fee that may subsequently become payable.

               (c) In the event that (i) a Giant Takeover Proposal shall have been made known to Giant or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Giant Takeover Proposal and thereafter this Agreement is terminated by either Giant or Holly pursuant to
Section 7.01(b)(i) or (iii), or (ii) this Agreement is terminated (x) by Giant pursuant to Section 7.01(d) or (y) by Holly pursuant to Section 7.01(h), then Giant shall promptly, but in no event later than two days after the date of such termination, pay Holly the Termination Fee, payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Holly pursuant to clause (i) of this paragraph (c) or pursuant to a termination by Holly pursuant to Section 7.01(h) unless and until within 18 months of such termination Giant or any of its subsidiaries enters into any Giant Acquisition Agreement or consummates any Giant Takeover Proposal (for the purposes of the foregoing proviso the terms "Giant Acquisition Agreement" and "Giant Takeover Proposal" shall have the meanings assigned to such terms in Section 4.03. Giant acknowledges that the agreements contained in this Section 5.09(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Holly would not enter into this Agreement. Accordingly, if Giant fails promptly to pay the amount due pursuant to this
Section 5.09(c), and, in order to obtain such payment, Holly commences a suit which results in a judgment against Giant for the fee set forth in this Section 5.09(c), Giant shall pay to Holly its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made. In the event of a termination by Holly pursuant to Section 7.01(h), Giant shall promptly pay upon Holly's request all out-of-pocket expenses incurred by Holly in connection with this Agreement and the transactions contemplated by this Agreement in an amount not to exceed $1,500,000 which payments shall be credited against any Termination Fee that may subsequently become payable.

         5.10. Public Announcements. Giant and Holly will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form previously agreed to by the parties.

         5.11. NYSE Listing. Giant shall use best efforts to cause the shares of Giant Common Stock to be issued in the Merger and under the Holly Stock Plan (or Giant Stock Plan, if Giant elects to issue substitute options to the holders of Holly Employee Stock Options) to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

         5.12. Transfer Taxes, Etc. The Surviving Corporation shall pay the Merger Consideration to the holders of Holly Common Stock without deduction or withholding therefrom for transfer taxes, transfer fees, stamp fees, recording fees, or other similar taxes or fees that may become payable in connection with the Merger, all of which shall be paid by the Surviving Corporation.

         5.13. Tax Treatment. Each of Giant and Holly shall use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 6.02 and 6.03.

         5.14. Indemnification Agreements. Giant and Holly agree that as soon as practicable after the Effective Time, the Surviving Corporation will enter into indemnification agreements with the directors and officers of the Surviving Corporation providing for indemnification on the terms set forth in the bylaws of the Surviving Corporation, as amended pursuant to Section 1.05, and as otherwise provided for under this Agreement.

         5.15. Certain Tax Matters. Giant and Holly agree that they will not treat the Merger as a change in the ownership or effective control of Giant or a change in the ownership of a substantial portion of the assets of Giant, each within the meaning of Section 280G of the Code, unless otherwise required by a determination (as defined in Section 1313 of the Code).

         5.16 Affiliate Agreements. Holly shall, no later than two (2) days prior to the Closing, cause to be delivered to Giant a list, reviewed by its counsel and reasonably satisfactory to Giant, identifying all persons who are, in its opinion, at the time of the meeting of the Holly's stockholders to be held to approve the Merger, "affiliates" of Holly for purposes of Rule 145 under the Securities Act. Holly shall furnish such information and documents as Giant may reasonably request for the purpose of reviewing such list. Holly shall use its reasonable efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 5.16 to execute a written agreement on or prior to the Closing, in a form satisfactory to Giant (an "Affiliate Agreement"), that such person shall not offer or sell or otherwise dispose of any of the shares of Giant Common Stock issued to such person pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

               (a) Stockholder Approvals. Each of the Holly Stockholder Approval and the Giant Stockholder Approval shall have been obtained.

               (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

               (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule, regulation, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition (collectively, "Restraints") preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

               (d) No Litigation. There shall not be pending any suit, action or proceeding, in each case brought by any Governmental Entity and (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from either of Holly or Giant any damages that are material in relation to Holly and its subsidiaries taken as a whole or Giant and its subsidiaries taken as a whole, as applicable, (ii) seeking to prohibit or limit the ownership or operation by Holly, Giant or any of their respective subsidiaries of any material portion of the business or assets of Holly, Giant or any of their respective subsidiaries, or to compel Holly, Giant or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Holly, Giant or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or (iii) which otherwise could reasonably be expected to have a material adverse effect on Holly or Giant, as applicable. In addition, there shall not be any Restraint enacted, entered, enforced or promulgated that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (ii) or (iii) above.

               (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

               (f) NYSE Listing. The shares of Giant Common Stock issuable to Holly's stockholders pursuant to this Agreement and under the Holly Stock Plan (or Giant Stock Plan, if Giant elects to issue substitute options to the holders of Holly Employee Stock Options) shall have been approved for listing on the NYSE, subject to official notice of issuance.

               (g) Major Stockholders' Agreement. The parties to such agreement shall have executed a Major Stockholders' Agreement substantially in the form attached as Exhibit D.

               (h) Dissenters' Rights. Dissenters' rights of appraisal under the DGCL shall not have been exercised with respect to more than 5% of the issued and outstanding shares of Holly Common Stock.

         6.02. Conditions to Obligations of Giant. The obligation of Giant to effect the Merger is further subject to satisfaction or waiver of the following conditions:

               (a) Representations and Warranties. The representations and warranties of Holly set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Holly set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date), and Giant shall have received a certificate signed on behalf of Holly by the chief executive officer and the chief financial officer of Holly to such effect.

               (b) Performance of Obligations of Holly. Holly shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Giant shall have received a certificate signed on behalf of Holly by the chief executive officer and the chief financial officer of Holly to such effect.

               (c) Tax Opinion. Giant shall have received from counsel reasonably acceptable to Giant, on the date of the Joint Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that Giant and Holly will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the stockholders of Holly upon their exchange of Holly stock for Giant stock (except to the extent such a stockholder receives cash as a portion of the Merger Consideration or in lieu of fractional shares). In rendering such opinions, such counsel shall be entitled to rely upon customary representations.

               (d) Opinion of Holly Counsel. Giant shall have received from counsel to Holly an opinion, in form and substance reasonably acceptable to Giant, dated as of the Closing Date and addressing such matters as are customary in connection with transactions such as the Merger.

               (e) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Holly.

         6.03. Conditions to Obligation of Holly. The obligation of Holly to effect the Merger is further subject to satisfaction or waiver of the following conditions:

               (a) Representations and Warranties. The representations and warranties of Giant set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Giant set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations expressly relate to an earlier date (in which case as of such date), and Holly shall have received a certificate signed on behalf of Giant by the chief executive officer and the chief financial officer of Giant to such effect.

               (b) Performance of Obligations of Giant. Giant shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Holly shall have received a certificate signed on behalf of Giant by the chief executive officer and the chief financial officer of Giant to such effect.

               (c) Tax Opinion. Holly shall have received from counsel reasonably acceptable to Holly, on the date of the Joint Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that Giant and Holly will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the stockholders of Holly upon their exchange of Holly stock for Giant stock (except to the extent such a stockholder receives cash as a portion of the Merger Consideration or in lieu of fractional shares). In rendering such opinions, such counsel shall be entitled to rely upon customary representations.

               (d) Opinion of Giant Counsel. Holly shall have received from counsel to Giant an opinion, in form and substance reasonably acceptable to Holly, dated as of the Closing Date and addressing such matters as are customary in connection with transactions such as the Merger.

               (e) No Material Adverse Change. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Giant.

               (f) Amendments to Options, Phantom Stock Rights and Employment Agreements. Giant shall have amended its outstanding stock options, phantom stock rights and employment agreements as provided in Section 5.06(g) to the reasonable satisfaction of Holly's Board of Directors.

         6.04. Frustration of Closing Conditions. Neither Giant nor Holly may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to
Section 5.05.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

         7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Holly Stockholder Approval or the Giant Stockholder Approval:

                  (a) by mutual written consent of Giant and Holly;

                  (b) by either Giant or Holly:

                      (i) if the Merger shall not have been consummated by December 31, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to be consummated by such date;

                      (ii) if the Holly Stockholder Approval shall not have been obtained at a Holly Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

                      (iii) if the Giant Stockholder Approval shall not have been obtained at a Giant Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

                      (iv) if any Governmental Entity shall have issued a Restraint or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger or any of the other transactions contemplated by this Agreement and such Restraint or other action shall have become final and nonappealable;

                  (c) by Giant, if Holly shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or (b), and (B) cannot be or has not been cured within 30 days after the giving of written notice to Holly of such breach (a "Holly Material Breach") (provided that Giant is not then in Giant Material Breach (as defined in Section 7.01(f)) of any representation, warranty, covenant or other agreement contained in this Agreement);

                  (d) by Giant in accordance with Section 4.03(b), provided that it has complied with all provisions thereof, including the notice provisions thereof, and that it complies with applicable requirements of Section 5.09;

                  (e) by Giant if (i) the Board of Directors of Holly or any committee thereof shall have withdrawn or modified in a manner adverse to Giant its approval or recommendation of the Merger or this Agreement or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Holly Takeover Proposal or (ii) the Board of Directors of Holly or any committee thereof shall have resolved to take any of the foregoing actions;

                  (f) by Holly, if Giant shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or (b), and (B) cannot be or has not been cured within 30 days after the giving of written notice to Giant of such breach (a "Giant Material Breach") (provided that Holly is not then in Holly Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement);

               (g) by Holly in accordance with Section 4.02(b), provided that it has complied with all provisions thereof, including the notice provisions therein, and that it complies with applicable requirements of Section 5.09; or

               (h) by Holly if (i) the Board of Directors of Giant or any committee thereof shall have withdrawn or modified in a manner adverse to Holly its approval or recommendation of the Merger or this Agreement or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Giant Takeover Proposal or (ii) the Board of Directors of Giant or any committee thereof shall have resolved to take any of the foregoing actions.

         7.02. Effect of Termination. In the event of termination of this Agreement by either Holly or Giant as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Giant or Holly, other than the provisions of Section 3.01(o), Section 3.02(o), the last sentence of Section 5.04, Section 5.09, this
Section 7.02 and Article VIII and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case the non-breaching party shall have all rights and remedies available to it at law or in equity as a result of such willful and material breach.

         7.03. Amendment. This Agreement may be amended by the parties at any time before or after the Holly Stockholder Approval or the Giant Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of Holly or Giant without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an extension or waiver pursuant to Section 7.04 and any amendment to this Agreement shall, in order to be effective, require, in the case of Giant or Holly, action by its Board of Directors.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.01. Nonsurvival of Representations and Warranties. Except for the representation made by Giant pursuant to Section 3.02(r), which shall survive for a period of twelve months following the Effective Time, none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given on the date of delivery, if delivered personally or telecopied (and confirmed) during normal business hours, or on the following day if sent by overnight courier (providing proof of delivery), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Giant, to:

                           Giant Industries, Inc.
                           23733 North Scottsdale Road
                           Scottsdale, Arizona  85255
                           Telecopy No.:  (602) 585-8985
                           Attention:  Corporate Secretary

                           with a copy to:

                           Fennemore Craig, P.C.
                           3003 North Central Avenue, Suite 2600
                           Phoenix, Arizona  85012
                           Telecopy No.: (602) 916-5507
                           Attention: Karen C. McConnell

                  (b)      if to Holly, to

                           Holly Corporation
                           100 Crescent Court, Suite 1600
                           Dallas, Texas  75201-6927
                           Telecopy No.: (214) 871-3578
                           Attention:  Lamar Norsworthy

                           with a copy to:

                           W. John Glancy, Esq.
                           Suite 202, One Glen Lakes
                           8140 Walnut Hill Lane
                           Telecopy No.: (214) 361-9247

         8.03.    Definitions.  For purposes of this Agreement:

                  (a)      "Adjusted Option" has the meaning set forth in
Section 5.06(a)(i);

                  (b) "Agreement" has the meaning set forth in the first paragraph of this Agreement;

                  (c) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                  (d) "Benefit Plans" has the meaning set forth in Section 3.01(k)(i);

                  (e)      "Certificates" has the meaning set forth in Section
 2.02(b);

                  (f)      "Certificate of Merger" has the meaning set forth in
 Section 1.03;

                  (g)      "Closing" has the meaning set forth in Section 1.02;

                  (h)      "Closing Date" has the meaning set forth in Section
 1.02;

                  (i) "Code" has the meaning set forth in paragraph D of the Recitals;

                  (j) "Confidentiality Agreement" has the meaning set forth in Section 5.04;

                  (k)      "DGCL" has the meaning set forth in Section 1.01;

                  (l)      "ERISA" has the meaning set forth in Section 3.01(k)
(i);

                  (m)      "Effective Time" has the meaning set forth in Section
 1.03;

                  (n)      "Environmental Laws" has the meaning set forth in
Section 3.01(e);

                  (o)      "Exchange Act" has the meaning set forth in Section
3.01(d);

                  (p) "Exchange Agent" has the meaning set forth in Section 2.02(a);

                  (q) "Exchange Fund" has the meaning set forth in Section 2.02(a);

                  (r)      "Form S-4" has the meaning set forth in Section 3.01
(f);

                  (s) "Giant" has the meaning set forth in the first paragraph of this Agreement;

                  (t) "Giant Acquisition Agreement" has the meaning set forth in Section 4.03(b);

                  (u)      "Giant Benefit Plans" has the meaning set forth in
Section 3.02(k)(i);

                  (v)      "Giant Common Stock" has the meaning set forth in
Section 2.01;

                  (w) "Giant Filed SEC Documents" has the meaning set forth in Section 3.02(g);

                  (x)      "Giant Material Breach" has the meaning set forth in
Section 7.01(f);

                  (y) "Giant Permits" has the meaning set forth in Section 3.02(i);

                  (z)      "Giant Preferred Stock" has the meaning set forth in
Section 3.02(c);

                  (a-1)    "Giant SEC Documents" has the meaning set forth in
Section 3.02(e);

                  (a-2)    "Giant Stock Plan" has the meaning set forth in
Section 3.02(c);

                  (a-3)    "Giant Stockholder Approval" has the meaning set
forth in Section 3.02(m);

                  (a-4)    "Giant Stockholders Meeting" has the meaning set
forth in Section 5.01(c);

                  (a-5)    "Giant Superior Proposal" has the meaning set forth
in Section 4.03(b);

                  (a-6)    "Giant Takeover Proposal" has the meaning set forth
in Section 4.03(a);

                  (a-7)    "Governmental Entity" has the meaning set forth in
Section 3.01(d);

                  (a-8)    "HSR Act" has the meaning set forth in Section 3.01
(d);

                  (a-9)    "Holly" has the meaning set forth in the first
paragraph of this Agreement;

                  (a-10)   "Holly Acquisition Agreement" has the meaning set
forth in Section 4.02(b);

                  (a-11)   "Holly Benefit Plans" has the meaning set forth in
Section 3.01(k)(i);

                  (a-12)   "Holly Common Stock" has the meaning set forth in
paragraph A of the Recitals;

                  (a-13)   "Holly Disclosure Schedule" has the meaning set forth
in Section 3.01;

                  (a-14)   "Holly Filed SEC Documents" has the meaning set forth
in Section 3.01(g);

                  (a-15)   "Holly Material Breach" has the meaning set forth in
Section 7.01(c);

                  (a-16)   "Holly Permits" has the meaning set forth in Section
3.01(i);

                  (a-17)   "Holly Preferred Stock" has the meaning set forth in
Section 3.01(c);

                  (a-18)   "Holly SEC Documents" has the meaning set forth in
Section 3.01(e);

                  (a-19)   "Holly Stock Plan" has the meaning set forth in
Section 3.01(c);

                  (a-20)   "Holly Stockholder Approval" has the meaning set
forth in Section 3.01(m);

                  (a-21)   "Holly Stockholders Meeting" has the meaning set
forth in Section 5.01(b);

                  (a-22)   "Holly Superior Proposal" has the meaning set forth
in Section 4.02(b);

                  (a-23)   "Holly Takeover Proposal" has the meaning set forth
in Section 4.02(a);

                  (a-24)   "Joint Proxy Statement" has the meaning set forth in
Section 3.01(d);

                  (a-25)   "key employee" has the meaning set forth in Section
3.01(g);

                  (a-26)   "knowledge" of any person which is not an individual
means the knowledge of such person's executive officers after reasonable inquiry.

                  (a-27)   "Liens" has the meaning set forth in Section 3.01(b);

                  (a-28)   "material adverse change" or "material adverse
effect" means, when used in connection with Holly or Giant, any change, effect, event or occurrence that is materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole other than any change, effect, event or occurrence relating to the United States economy in general or to the petroleum refining and marketing industry in general, and not specifically relating to Holly or Giant or their respective subsidiaries, and the terms "material" and "materially" have correlative meanings;

                  (a-29)   "Merger has the meaning set forth in paragraph A of
the Recitals;

                  (a-30)   "Merger Consideration" has the meaning set forth in
Section 2.01(b);

                  (a-31) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

                  (a-32)   "qualified stock options" has the meaning set forth
in Section 5.06(a)(i);

                  (a-33)   "SEC" has the meaning set forth in Section 3.01(a);

                  (a-34)   "Securities Act" has the meaning set forth in Section
3.01(e);

                  (a-35)   "Significant Subsidiary" has the meaning set forth in
Section 3.01(a);

                  (a-36) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;

                  (a-37)   "Surviving Corporation" has the meaning set forth in
Section 1.01;

                  (a-38)   "taxes" has the meaning set forth in Section 3.01(l)
(iv); and

                  (a-39)   "Termination Fee" has the meaning set forth in
Section 5.09(b).

         8.04. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

         8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.06 and Section 5.08, are not intended to confer upon any person other than the parties any rights or remedies.

         8.07. Governing Law. Except to the extent that the laws of the State of Delaware are mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

         8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this

Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         8.09. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Arizona or in Arizona state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Arizona or any Arizona state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Arizona or an Arizona state court.

         IN WITNESS WHEREOF, Giant and Holly have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

                                          HOLLY CORPORATION



                                          By:
                                             ----------------------------------
                                          Name:    Lamar Norsworthy
                                          Title:   Chairman of the Board and
                                                   Chief Executive Officer


                                          GIANT INDUSTRIES, INC.



                                          By:
                                             ----------------------------------
                                          Name:    James E. Acridge
                                          Title:   Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer

                                    EXHIBIT A

                       AMENDED AND RESTATED CERTIFICATE OF
                     INCORPORATION OF SURVIVING CORPORATION

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             GIANT INDUSTRIES, INC.

                    -----------------------------------------

                       PURSUANT TO SECTIONS 242 AND 245 OF
                         THE GENERAL CORPORATION LAW OF
                              THE STATE OF DELAWARE
                    -----------------------------------------


         Giant Industries, Inc., a Delaware corporation organized under the name Giant Oil Industries, Inc. on September 21, 1989, hereby amends and restates its Certificate of Incorporation to read in its entirety as set forth below. This Restated Certificate of Incorporation supersedes in its entirety the Restated Certificate of Incorporation of Giant Industries, Inc. dated December 8, 1989.

         FIRST: The name of the Corporation is Giant Industries, Inc. (hereinafter the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL").

         FOURTH: The total number of shares which the Corporation shall have authority to issue is 60,000,000 shares, consisting of (a) 50,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and (b) 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

         The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation or any series of any class of Preferred
Stock:

                  (a) the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof if different from the par value thereof;

                  (b) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may (i) be general or limited, (ii) subject to applicable law or regulation, including without limitation the rules of any securities exchange on which securities of any class of the Corporation may be listed, permit more than one vote per share, or (iii) vary among stockholders of the same class based upon such factors as the Board of Directors may determine including, without limitation, the size of a stockholder's position and/or the length of time with respect to which such position has been held;

                  (c) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of the same class;

                  (d) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                  (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                  (f) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  (g) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities (including Common Stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of the same class;

                  (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

                  (j) the ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

                  (k) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Restated Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

         The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (b) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the bylaws of the Corporation.

                  (c) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than six nor more than twelve directors. The exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. The Directors shall be divided into three classes, designated Class I, Class II and Class III. Class I directors shall have a term expiring at the Annual Meeting of Stockholders in 1999, Class II directors shall have a term expiring at the Annual Meeting of Stockholders in 2000, and Class III directors shall have a term expiring at the Annual Meeting of Stockholders in 2001. At each Annual Meeting of Stockholders beginning in 1999, successors to the class of directors whose term expires at the Annual Meeting of Stockholders shall be elected by the holders of a majority of the stock represented and entitled to vote thereat for a three-year term. A director shall hold office until the Annual Meeting of Stockholders for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

                  (d) Directors of the Corporation may be removed by stockholders of the Corporation only for cause.

                  (e) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that elimination or limitation of liability is prohibited under the DGCL as in effect when such liability is determined. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not deprive a director of the benefits hereof with respect to acts or omissions occurring prior to such repeal or modification.

                  (f) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Restated Certificate of Incorporation, and any bylaws adopted by the stockholders; provided, however, that no bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such bylaws had not been adopted.

         SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing seventy-five percent (75%) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                  SEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware GCL, as amended from time to time, or any successor section, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding and any appeal therefrom.

                  Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayments.

                  The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

                  The indemnification rights provided in this Article SEVENTH
(i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article SEVENTH.

         EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Unless otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Co-Chairmen of the Board acting together, or the Chairman of the Board if only one is so appointed, or the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation or in the bylaws of the Corporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of each outstanding class of capital stock shall be required to alter, amend, rescind or repeal (i) Article FOURTH, Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH, or this Article NINTH or to adopt any provision inconsistent therewith and (ii) Sections 3 and 8 of Article II, Sections 1, 2 and 6 of Article III and Article VIII of the Bylaws of the Corporation or to adopt any provision inconsistent therewith.

         The foregoing provisions of this Restated Certificate of Incorporation were duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL.

         IN WITNESS WHEREOF, Giant Industries, Inc. has caused this Restated Certificate of Incorporation to be duly executed in its corporate name this ___ day of ____________, 1998.

                                           GIANT INDUSTRIES, INC.



                                           By:
                                              --------------------------------
                                              James E. Acridge
                                              President
ATTEST:

By:
   --------------------------------
   Morgan Gust
   Secretary

                                    EXHIBIT B

                           AMENDED AND RESTATED BYLAWS
                            OF SURVIVING CORPORATION

                           AMENDED AND RESTATED BYLAWS
                                       OF
                             GIANT INDUSTRIES, INC.
                     (HEREINAFTER CALLED THE "CORPORATION")

                                    ARTICLE I
                                     OFFICES

         Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect, in accordance with Section 1 of Article III of these Bylaws, by the vote of the holders of a majority of the stock represented and entitled to vote thereat, those Directors belonging to the class or classes of directors to be elected at such meeting, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         Section 3. Special Meetings. Unless otherwise prescribed by law or by the Restated Certificate of Incorporation, Special Meetings of Stockholders may be called only by the Co-Chairmen of the Board acting together (or the Chairman of the Board if only one is so appointed) or the Board of Directors pursuant to a resolution adopted by a majority of the entire board of directors. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at all special meetings shall be confined to the objects stated in the call.

         Section 4. Quorum. Except as otherwise provided by law or by the Restated Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

         Section 5. Voting. Unless otherwise required by law, the Restated Certificate of Incorporation or these Bylaws, (i) any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat and (ii) each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         Section 6. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

         Section 7. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 8. Notice of Business. At any meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting
(a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 8 of this Article II, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 8 of this Article II. For business to be properly brought before a meeting of stockholders by a stockholder, the stockholder shall have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Restated Certificate of Incorporation or Bylaws of the Corporation, the language of the proposed amendment, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder and (d) any material interest of such stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 8 of this Article II. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this
Section 8 of this Article II, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 8 of this Article II.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. Number and Election of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of an even number of directors totaling not less than six nor more than twelve. The exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. One half of the directors shall be designated "G Directors" and one half shall be designated "H Directors." The G Directors and H Directors shall be divided into three classes, designated Class I, Class II and Class III. Class I directors shall have a term expiring at the Annual Meeting of Stockholders in 1999, Class II directors shall have a term expiring at the Annual Meeting of Stockholders in 2000, and Class III directors shall have a term expiring at the Annual Meeting of Stockholders in 2001. Each class shall consist of an even number of directors composed equally of G Directors and H Directors. At each Annual Meeting of Stockholders beginning in 1999, successors to the class of directors whose term expires at that Annual Meeting of Stockholders shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned so that there will be equal numbers of G Directors and H Directors and so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the Annual Meeting of Stockholders for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         Directors of the Corporation may be removed by stockholders of the Corporation only for cause.

         Section 2. Vacancies. It is intended that there shall be an equal number of G Directors and H Directors and that any vacancy on the Board of Directors shall be filled so as to restore and maintain the equality in number of G Directors and H Directors. In the event of a vacancy on the Board of Directors such that there is less than the required number of G Directors, the remaining G Directors shall elect an additional director who shall fill the vacancy as a G Director; in the event that a vacancy on the Board of Directors results in there being less than the required number of H Directors, the remaining H Directors shall elect an additional director who shall fill the vacancy as an H Director. Vacancies on the Board of Directors that result from an increase in the number of directors shall be filled one-half by a person or persons elected by the G Directors and one-half by a person or persons elected by the H Directors.

         Any director of any class elected to fill a vacancy resulting from an increase in the number of directors in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

         Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by a Co-Chief Executive Officer or by any two directors. Notice thereof stating the place, date, and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting or by telephone, electronic facsimile or telegram on twenty-four (24) hours' notice. All notices of meetings shall be given to the extent reasonably possible so that all directors shall have the opportunity to attend either in person or by means of conference telephone. Any director who does not attend a special meeting of the Board of Directors shall be promptly informed of all action taken by the Board of Directors at the special meeting.

         Section 5. Quorum. Except as may be otherwise specifically provided by law, the Restated Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 6. Voting. On all matters with respect to which the Board of Directors shall vote, except as may be otherwise provided in the Restated Certificate of Incorporation or these Bylaws, the number of affirmative votes required for any proposed action of the Board of Directors shall be equal to the sum of (i) the greater of the number of G Directors or the number of H Directors voting on the matter plus (ii) one. Except as otherwise specified by the Board of Directors, the requirements of this Section 6 shall also apply to all voting by committees of the Board of Directors.

         At all times until the occurrence of the Termination Date as defined in
Section 13 of this Article III, the unanimous vote of the entire Board of Directors shall be required for the authorization of the issuance of Preferred Stock having voting rights with respect to the election of directors of the Corporation.

         Except as may be otherwise specifically provided by law, the Restated Certificate of Incorporation or these Bylaws, after the occurrence of the Termination Date as defined in Section 13 of this Article III, the act of a majority of the directors present and eligible to vote on a matter shall be the act of the Board of Directors on that matter.

         Section 7. Actions of the Board. Unless otherwise provided by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 8. Meetings by Means of Conference Telephone. Unless otherwise provided by the Restated Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 of this
Article III shall constitute presence in person at such meeting.

         Section 9. Committees. There shall be three standing committees of the Board of Directors: an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee and the Compensation Committee shall each be composed of two G Directors and two H Directors who are not officers or employees of the Corporation. The chairman of the Audit Committee and the chairman of the Compensation Committee shall be selected by the Board of Directors. The Nominating Committee shall be composed of the two Co-Chief Executive Officers (who shall act as co-chairmen of the committee) and two other directors, one a G Director and the other an H Director. The requirements of
Section 6 of this Article III shall apply to all votes of the standing committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more additional committees, each such additional committee to be composed of one or more of the directors of the Corporation. Unless otherwise specifically provided by the Board of Directors, each additional committee of the Board of Directors shall be composed of an equal number of G Directors and H Directors and the requirements of Section 6 hereof shall apply to all votes of each such committee. The chairmen of each standing committee and of any additional committees shall have the right to vote on their respective committees. Subject to the other requirements of these Bylaws, the Board of Directors may designate one or more directors as alternate members of any standing or additional committee, who may replace any absent or disqualified member at any meeting of any such committee. Any committee of the Board of Directors, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when requested.

         Section 10. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 11. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors (subject to the requirements of Section 6 of this Article III), even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 12. Nominations for Elections of Directors. For each meeting of the stockholders at which directors of the Corporation are to be elected, the Corporation shall propose to the stockholders a slate of nominees specifying one nominee for each director to be elected by the stockholders at such meeting. The Corporation's slate of nominees for director shall include the number of nominees for G Director and for H Director such that the election of all proposed nominees would result in an equal number of G Directors and H Directors immediately after the election. The Corporation's nominee or nominees for G Director shall be selected by the persons then serving as G Directors and the Corporation's nominee or nominees for H Director shall be selected by the persons then serving as H Directors.

         Section 13. Termination of Designations of G Directors and H Directors. Unless otherwise determined by resolution of the Board of Directors, the designation of directors of the Corporation as G Directors and H Directors and the requirement that the Board of Directors be composed of an even number of directors shall cease to apply upon the Termination Date, which shall be the earlier of (i) an amendment to Article III, to Section 2 or Section 5 of Article IV, or to Article IX of these Bylaws; (ii) either James E. Acridge ("Acridge") or the Norsworthy Group (which Norsworthy Group consists of Lamar Norsworthy ("Norsworthy"), Nona Barrett, NBN Capital Limited Partnership, a Texas limited partnership, Betty Simmons East Texas Trust, Margaret Simmons East Texas Trust, Suzanne Simmons East Texas Trust, Betty Simmons Nueces County Trust, Margaret Simmons Nueces County Trust and Suzanne Simmons Neuces County Trust) ceases to hold at least a 3% Stock Interest (as defined below); (iii) either Acridge or the Norsworthy Group purchases from the other the Subject Stock Interest (as defined below); (iv) the death of Acridge or Norsworthy; (v) December 31, 2003; or (vi) either Acridge or Norsworthy resigns as Co-Chief Executive Officer and Co-Chairman of the Board and becomes bound by the provisions of a standstill agreement; provided, however, that, if the Termination Date arises because of the death of Acridge or Norsworthy, the remaining G Directors (in the case of Acridge's death) and the remaining H Directors (in the case of Norsworthy's death) shall have the power to select a director to fill the vacancy left by Acridge or Norsworthy, as the case may be, at the next meeting of the Board of Directors after the death.

         For purposes of these Bylaws, (i) "Acridge Stock Interest" means the entire Stock Interest (as defined below) owned at the relevant time by Acridge and his Affiliate Transferees (as defined below); (ii) "Norsworthy Group Stock Interest" means the entire Stock Interest owned at the relevant time by all members of the Norsworthy Group and its Affiliate Transferees; (iii) "Stock Interest" means the entire right, title and interest of a party in and to any equity securities of the Corporation, including shares of common stock or preferred stock held or otherwise beneficially owned from time to time by a party and any other securities convertible into or exchangeable for equity securities of the Corporation, but shall not include any unexercised options, warrants or similar rights or any equity securities allocated to the account of a party under an employee stock ownership plan unless the same may be distributed to the party upon his resignation as an officer and director of the Corporation without penalty under the Internal Revenue Code or other applicable laws; (iv) "Subject Stock Interest" means if Acridge is the purchaser the Stock Interest which is the lesser in number of the Acridge Stock Interest or the Norsworthy Group Stock Interest, and if the Norsworthy Group is the purchaser, the "Subject Stock Interest" means the amount of the Acridge Stock Interest; and
(v) "Affiliate Transferee" means with respect to any transferor (a) any person directly or indirectly controlling, controlled by or under common control with such transferor ("Control Persons"); (b) individuals ("Family Members") who are related by blood or marriage to the transferor or a Control Person of the transferor; (c) entities that are controlled by any such Family Member; and (d) entities in which the transferor, one or more Control Persons, or one or more Family Members have a material interest, but shall not include the Corporation with respect to any treasury stock acquired from any person.

                                   ARTICLE IV
                                    OFFICERS

         Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be two Co-Chief Executive Officers, a Secretary and a Treasurer. The Co-Chief

Executive Officers shall be directors of the Corporation and shall be the Co-Chairmen of the Board of Directors. The Board of Directors, in its discretion, may also choose one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Restated Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Co-Chief Executive Officers, need such officers be directors of the Corporation.

         Section 2. Co-Chief Executive Officers. At the effective date of these Bylaws, the Co-Chief Executive Officers of the Corporation shall be James E. Acridge and Lamar Norsworthy. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect as hereinafter provided the Co-Chief Executive Officers, who shall hold their offices until their successors are chosen and qualified or until their earlier resignation or removal pursuant to the terms of these Bylaws. In the election of the Co-Chief Executive Officers after each Annual Meeting of Stockholders, the G Directors shall elect the Co-Chief Executive Officer who shall occupy the position occupied by James E. Acridge at the date of the merger of the Corporation and Holly Corporation and the H Directors shall elect the Co-Chief Executive Officer who shall occupy the position occupied by Lamar Norsworthy at the date of the merger of the Corporation and Holly Corporation. Subject to the authority of the Board of Directors, the two Co-Chief Executive Officers shall work together in the Office of the Chief Executive Officer, shall have general supervision of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. One of the Co-Chief Executive Officers shall be designated as the Co-Chief Executive Officer to whom all officers and employees of the Corporation (excluding the other Co-Chief Executive Officer) shall, directly or indirectly, report; unless otherwise specified from time to time by the Board of Directors, James E. Acridge shall be the Co-Chief Executive Officer to whom all officers (excluding the other Co-Chief Executive Officer) directly or indirectly report. Each of the Co-Chief Executive Officers shall be deemed to have the additional title of President of the Corporation in any circumstance where an officer of the Corporation with the title of President is required. Either of the Co-Chief Executive Officers shall have the authority to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or a Co-Chief Executive Officer. The Co-Chief Executive Officers shall also perform such other duties and may exercise such other powers as from time to time may be assigned to them by these Bylaws or by the Board of Directors. The salaries of the Co-Chief Executive Officers shall be determined pursuant to applicable employment contracts between the Corporation and each Co-Chief Executive Officer, which contracts shall be subject to the authority of the Compensation Committee of the Board of Directors.

         Unless otherwise determined by vote of a majority of the Board of Directors, the Corporation shall cease to have Co-Chief Executive Officers and shall have one Chief Executive Officer after the earlier to occur of the following dates: (i) the date of the Corporation's Annual Meeting of Stockholders in 2004 and (ii) the date that either James E. Acridge or Lamar Norsworthy ceases for any reason to be a Co-Chief Executive Officer of the Corporation. When the Corporation has one Chief Executive Officer pursuant to the preceding sentence of this

Section 2 of this Article IV, all references in these Bylaws to Co-Chief Executive Officers shall refer to the Chief Executive Officer.

         Section 3. Election of Other Officers. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation (other than the Co-Chief Executive Officers whose elections shall be as provided in Section 2 of this Article IV), who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all such officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer subject to this section may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation subject to this section shall be filled by the Board or Directors. The salaries of all officers of the Corporation subject to this section shall be fixed by the Board of Directors or by the Compensation Committee.

         Section 4. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by one of the Co-Chief Executive Officers or by any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

         Section 5. Co-Chairmen of the Board of Directors. The Co-Chief Executive Officers, as Co-Chairmen of the Board of Directors, shall preside at all meetings of the stockholders and of the Board of Directors.

         Section 6. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive Vice President, Senior Vice President, or Vice President shall exercise general supervision and have executive control of such departments of the Corporation's business, or perform such other executive duties as shall from time to time be assigned to him by the Board of Directors. The Board of Directors shall have the power to designate particular areas of authority and responsibility of an Executive Vice President, Senior Vice President or Vice President and to indicate such designation in such officer's title.

                                    ARTICLE V
                                      STOCK

         Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by either Co-Chairman of the Board of Directors, either Co-Chief Executive Officer or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

         Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer, transfer agent or registrar at the date of issue.

         Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

         Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI
                                     NOTICES

         Section 1. Notices. Whenever written notice is required by law, the Restated Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by electronic facsimile, telegram, telex or cable.

         Section 2. Waivers of Notice. Whenever any notice is required by law, the Restated Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

         Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article VIII, as the case may be. Subject to Section 6 of
Article III, such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

         Section 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 of this
Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 of this Article VIII shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

         Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 of this
Article VIII shall be given to the Corporation promptly upon the filing of such application. If successful in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

         Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

         Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

         Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this
Article VIII.

         Section 9. Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such indemnification relates to his acts while serving in any of the foregoing capacities, of such constituent corporation, as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

         Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

         Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article VIII to directors and officers of the Corporation.

                                   ARTICLE IX
                                   AMENDMENTS

         Section 1. In General. Except as otherwise provided in the Restated Certificate of Incorporation or in Section 2 of this Article IX, these Bylaws may be amended, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such amendment or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. Except as otherwise provided in the Restated Certificate of Incorporation or in Section 2 of this Article IX, all such amendments must be approved by either the holders of a majority of the outstanding capital stock or by a majority of the entire Board of Directors then in office.

         Section 2. Greater Than Majority Vote Required for Certain Amendments. Any amendment to any provision of Article III of these Bylaws, to Section 1,
Section 2 and Section 5 of Article IV of these Bylaws, or to this Article IX of these Bylaws shall require the affirmative vote of not less than eighty percent (80%) of the entire Board of Directors then in office or the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding capital stock of the Corporation..

         Section 3. Entire Board of Directors. As used in this Article IX and in these Bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                                    ARTICLE X
                                 EFFECTIVE DATE

         Section 1. Effective Date. These Amended and Restated Bylaws were adopted and approved by the Board of Directors and the stockholders of the Corporation, are effective as of _______________, 1998, and supersede in their entirety all prior Bylaws adopted by the Corporation.

                                    EXHIBIT D

                          MAJOR STOCKHOLDERS' AGREEMENT

                          MAJOR STOCKHOLDERS' AGREEMENT

         THIS MAJOR STOCKHOLDERS' AGREEMENT (the "Agreement") is made and entered into this 14th day of April, 1998, by and among Giant Industries, Inc., a Delaware corporation ("Giant"), Holly Corporation, a Delaware corporation ("Holly"), James E. Acridge ("Acridge"), Lamar Norsworthy ("Norsworthy"), Nona Barrett, NBN Capital Limited Partnership, a Texas limited partnership, Betty Simmons East Texas Trust, Margaret Simmons East Texas Trust, Suzanne Simmons East Texas Trust, Betty Simmons Nueces County Trust, Margaret Simmons Nueces County Trust and Suzanne Simmons Neuces County Trust (such parties other than Giant and Holly are collectively referred to as the "Stockholder Parties," and such parties other than Giant, Holly and Acridge are collectively referred to as the "Norsworthy Group").

                                    RECITALS

         A. Giant and Holly have simultaneously entered into an Agreement and Plan of Merger, dated April 14, 1998 (such agreement as it hereafter may be amended in accordance with its terms, the "Merger Agreement"), pursuant to which Holly has agreed to merge with and into Giant with Giant as the surviving corporation (the "Surviving Corporation") on the terms and subject to the conditions set forth therein (the "Merger").

         B. Each of the Stockholder Parties owns shares of the common stock of Holly or Giant, as the case may be, equal to more than 1% of the respective issued and outstanding shares of the common stock of Holly or Giant, which ownership is reflected on Schedule I attached hereto.

         C. After giving effect to the Merger, Acridge and the Norsworthy Group will own approximately 11.8% and 15.0%, respectively, of the issued and outstanding capital stock of the Surviving Corporation without consideration of any options, warrants or other rights to acquire capital stock of the Surviving Corporation. In addition, among other things, (i) Acridge and Norsworthy will serve as Co-Chairmen of the Board and be Co-Chief Executive Officers acting together as the Office of the Chief Executive Officer, and (ii) there will be an equal number of G Directors and H Directors on the Surviving Corporation's Board of Directors pursuant to the Surviving Corporation's Bylaws.

         D. As a condition to the Merger, the parties desire to (i) enter into a binding voting agreement among the Stockholder Parties with respect to the Merger and concerning voting by the Stockholder Parties as stockholders of the Surviving Corporation on certain matters following the Merger, and (ii) provide for a mechanism to resolve any deadlocked disputes between Acridge, on the one hand, and Norsworthy, on the other hand, in the fulfillment of their respective obligations and duties to the Surviving Corporation.

         E. This Agreement is the Major Stockholders' Agreement referenced in the Merger Agreement.

         NOW, THEREFORE, in consideration of the Merger and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                              TERMS AND CONDITIONS

                                    SECTION 1
                                   DEFINITIONS

         1.01 DEFINITIONS. In addition to the various words and phrases defined throughout this Agreement, the following terms shall have the meanings set forth in this Section 1.01:

                  (a) "Acridge Stock Interest" means the entire Stock Interest owned at the relevant time by Acridge and his Affiliate Transferees.

                  (b) "Affiliate Transferee" means with respect to any transferor (i) any person directly or indirectly controlling, controlled by or under common control with such transferor ("Control Persons"); (ii) individuals ("Family Members") who are related by blood or marriage to the transferor or a Control Person of the transferor; (iii) entities that are controlled by any such Family Member; and (iv) entities in which the transferor, one or more Control Persons, or one or more Family Members have a material interest, but shall not include Giant, Holly or the Surviving Corporation with respect to any treasury stock acquired from any person.

                  (c) "Control Arrangements" means: (i) the establishment of the positions for Acridge and Norsworthy of Co-Chairmen of the Board and the designation of each as Co-Chief Executive Officer acting together as the Office of the Chief Executive Officer; (ii) the equal number of G Directors and H Directors on the Surviving Corporation's Board of Directors; (iii) the voting agreements described in Section 2 of this Agreement; and (iv) the provisions of the Restated Certificate of Incorporation and Bylaws of the Surviving Corporation reflecting any of the foregoing.

                  (d) "Deadlock Resolution Proceedings" means the proceedings described in Section 3.02 hereof.

                  (e) "Disputed Matter" means any matter upon which Acridge and Norsworthy are unable to agree and which causes either of them to believe that the Control Arrangements are not meeting their objectives to enhance the overall competitive and strategic position of the Surviving Corporation and to otherwise serve the best interests of the Surviving Corporation and its stockholders.

                  (f) "Effective Date" means the date of this Agreement.

                  (g) "Norsworthy Group Stock Interest" means the entire Stock Interest owned at the relevant time by all members of the Norsworthy Group and his Affiliate Transferees.

                  (h) "Purchase Price" of the Subject Stock Interest shall mean the per share price set forth in the Offer to Sell or Purchase, multiplied by the number of shares of equity securities comprising the Subject Stock Interest to be sold or purchased as provided in Section 3.02 hereof.

                  (i) "Standstill Period" means any period during which (i) a Disputed Matter is referred to the Board of Directors as provided in Section
3.01 hereof, and for an additional five days thereafter, or (b) a Deadlock Resolution Proceeding is pending pursuant to Section 3.02 hereof.

                  (j) "Stock Interest" means the entire right, title and interest of a party in and to any equity securities of the Surviving Corporation, including shares of common stock or preferred stock held or otherwise beneficially owned from time to time by a party and any other securities convertible into or exchangeable for equity securities of the Surviving Corporation, but shall not include any unexercised options, warrants or similar rights or any equity securities allocated to the account of a party under an employee stock ownership plan unless the same may be distributed to the party upon his resignation as an officer and director of the Surviving Corporation without penalty under the Internal Revenue Code or other applicable laws.

                  (k) "Subject Stock Interest" means the number of shares of the stock of the Surviving Corporation required to be purchased or sold as determined pursuant to Section 3.02(b).

                                    SECTION 2
                                VOTING AGREEMENTS

         2.01 VOTE WITH RESPECT TO MERGER. Each Stockholder Party shall vote all of the shares of the common stock of Giant or Holly, as the case may be, owned by such Stockholder Party at every meeting of stockholders of Giant or Holly, as the case may be, and at every adjournment thereof, (i) in favor of approval of the Merger and any matter that could reasonably be expected to facilitate the Merger and (ii) against any proposal for any recapitalization, merger, sale of assets or business combination (other than the Merger) or any other action or agreement that could reasonably be expected to hinder the Merger or would result in a breach of any covenant contained in the Merger Agreement. Nothing herein limits the exercise of fiduciary duties of a Stockholder Party in his or her capacity as a director of Giant or Holly.

         2.02 VOTE WITH RESPECT TO DIRECTORS AND AMENDMENTS TO BYLAWS. After the Effective Time (as defined in the Merger Agreement), each Stockholder Party shall vote all of the stock of the Surviving Corporation owned by such Stockholder Party whether acquired before, pursuant to or after the Merger at each stockholders meeting of the Surviving Corporation (i) for each of the directors of the Surviving Corporation who is nominated by the Board of Directors of the Surviving Corporation pursuant to the terms of Section 12 of
Article III of the Surviving Corporation's Bylaws as in effect as of the Effective Time and (ii) against any amendment to the Bylaws or the Certificate of Incorporation of the Surviving Corporation that is not proposed by the "entire Board of Directors," as such term is defined in Section 3 of Article IX of the Bylaws of the Surviving Corporation as in effect as of the Effective Time.

         2.03. RIGHTS AND OBLIGATIONS APPLICABLE TO AFFILIATE TRANSFEREES. Any Stockholder Party proposing to transfer shares of Holly or Giant currently owned or shares of the Surviving Corporation after the Effective Time to an Affiliate Transferee shall notify the proposed Affiliate

Transferee of the terms of this Agreement, shall promptly notify all other parties to this Agreement of the proposed transfer and shall, prior to the proposed transfer, require such Affiliate Transferee to sign an addendum to this Agreement becoming a party hereto. Holly and Giant will use their best efforts to cause the Surviving Corporation to not recognize any proposed transfer on the books and records of the Surviving Corporation made in contravention to this
Section 2.03 and any such proposed transfer shall be deemed ineffective. The terms of this Agreement, including provisions of this Section 2.03 with respect to subsequent transfers and rights to notice of transfers, shall apply fully to any person who is an Affiliate Transferee. Except as set forth in the preceding sentences of this Section 2.03, parties to this Agreement and Affiliate Transferees shall not be restricted by this Agreement with respect to any transfer (including any pledge) to any person of shares of the stock of Holly, Giant or the Surviving Corporation.


                                    SECTION 3
                         DEADLOCK RESOLUTION AGREEMENTS

         3.01 ADVICE OF THE BOARD. If, at any time after the 15th month following the Effective Time, either Acridge or Norsworthy believes that the Control Arrangements are not meeting their objectives to enhance the overall competitive and strategic position of the Surviving Corporation and to otherwise serve the best interests of the Surviving Corporation and its stockholders, and they are unable to resolve their differences through private discussion, either may call a special meeting of the Board of Directors (the "Special Meeting") for the sole purpose of considering the Disputed Matters.

              (a) Procedures. Notwithstanding the provisions of the Surviving Corporation's Bylaws: (i) the notice for the Special Meeting shall be given at least 10 days prior to the meeting, (ii) the notice shall specifically state that the meeting is being called to discuss one or more Disputed Matters, (iii) a quorum for the meeting shall be at least three of the H Directors and three of the G Directors, and (iv) the meeting shall be chaired jointly by a representative of each such category of directors. Acridge and Norsworthy may, but are not obligated to, reduce the nature of any Disputed Matter to writing and provide the same to the Board of Directors in advance of the Special Meeting; provided that if either elects to do so, he shall provide a copy of such writing in advance to the other at least two days before sending the same to the other members of the Board.

              (b) Presentations by Acridge and Norsworthy. At the Special Meeting, both Acridge and Norsworthy shall have the opportunity to present fully and fairly the Disputed Matters for consideration by the Board of Directors. The Board of Directors shall discuss the Disputed Matters in good faith and consistent with its fiduciary obligations, and may meet to do so privately, without Acridge and Norsworthy or without either of them. The Board of Directors may continue the Special Meeting one or more times if necessary for adequate deliberation of any Disputed Matter for any reasonable period of time.

              (c) Board Action. At the Special Meeting or any continuation thereof permitted by Section 3.01(b), the Board shall provide to Acridge and Norsworthy its advice and recommendations or decisions, and, if the Board is unable to agree on a recommended course of action, it shall so state and the individual members of the Board shall each inform Acridge and Norsworthy of their opinion on the Disputed Matters.

                  (d) Intent. It is the intent of Acridge and Norsworthy that the process described in this Section 3.01 be conducted in a fair and impartial manner with the best interests of the Surviving Corporation and its stockholders as the guiding factor. To that end, if a Disputed Matter is submitted to the Board, Acridge and Norsworthy agree that they will not contact or communicate with the other Board members ex parte or outside of the contacts and communications contemplated by this Section 3.01 unless either believes in his good faith judgment that such contacts or other communications are required in the exercise of his fiduciary duties. Further, to ensure the maximum effectiveness of this process, the Board may adopt whatever procedures and may consult with whatever professionals and advisers it deems necessary or appropriate to provide informed advice and decisions and to make informed recommendations to Acridge and Norsworthy.

                  (e) Consideration of Board Action. Acridge and Norsworthy each agree to consider the advice, recommendations or decisions of the Board in good faith and without any pre-conceived determinations. Notwithstanding the foregoing, (i) after five days following the communications described in Section 3.01(c), or (ii) if no Special Meeting is in fact held as provided in Section 3.01(a) or within five days following the Special Meeting no communications under Section 3.01(c) are made by the Board to Acridge and Norsworthy, and either of them in his sole discretion remains dissatisfied with the Disputed Matter, he shall have the right to implement the Deadlock Resolution Proceedings described in Section 3.02.

                  (f) Successive Application. Unless the Deadlock Resolution Proceedings are invoked with respect to any Disputed Matter, the provisions of this Section 3.01 shall apply successively to all Disputed Matters whenever arising.

         3.02     DEADLOCK RESOLUTION PROCEEDINGS.

                  (a) Purpose. This Section 3.02 sets forth a procedure pursuant to which either Acridge or Norsworthy can, if either determines that there are Disputed Matters that cannot be otherwise resolved, obtain an efficient and businesslike termination of the Control Arrangements through making an offer to the other that results in a choice for such other as to the means whereby the Control Arrangements are terminated. For purposes of this Section 3.02, the term "Offeror Group" shall, if the Offeror (as defined in Section 3.02(b)) is Norsworthy, refer to each member of the Norsworthy Group and any Affiliate Transferees having a relationship to one or more members of the Norsworthy Group and, if the Offeror is Acridge, such term shall refer to Acridge and any Affiliate Transferee having a relationship to Acridge. The term "Offeree Group" shall, if the Offeree (as defined in Section 3.02(b)) is Norsworthy, refer to each member of the Norsworthy Group and any Affiliate Transferees having a relationship to one or more members of the Norsworthy Group and, if the Offeree is Acridge, such term shall refer to Acridge and any Affiliate Transferee having a relationship with Acridge. If there is an election under clause (i) or clause
(ii) of Section 3.02(d) below, the one of the

Offeror Group or the Offeree Group that becomes the purchaser as a result of such election is referred to as the "Purchasing Group," and the one of the Offeror Group or the Offeree Group that becomes the seller as a result of such election is referred to as the "Selling Group."

                  (b) Offer to Sell or Purchase. At any time after the time period set forth in Section 3.01(e), either Acridge or Norsworthy (the "Offeror") may make to the other (the "Offeree") an offer to sell or to purchase a Stock Interest as set forth in this Section 3.02. The offer described in this
Section 3.02(b) is referred to hereinafter as an "Offer to Sell or Purchase." If the Offer to Sell or Purchase is delivered by Acridge, the Stock Interest he must propose to sell is the Acridge Stock Interest, and the Stock Interest he must propose to purchase is the amount equal to the lesser in number of the Acridge Stock Interest or the Norsworthy Group Stock Interest. If the Offer to Sell or Purchase is delivered by the Norsworthy Group, the Stock Interest the Norsworthy Group must propose to sell is the amount equal to the lesser in number of the Norsworthy Group Stock Interest or the Acridge Stock Interest, and the Stock Interest the Norsworthy Group must propose to purchase is the Acridge Stock Interest. The Offer to Sell or Purchase shall simultaneously be delivered by the Offeror to the Offeree, the Surviving Corporation by delivery of the same to the corporate secretary and to each member of the Board of Directors at his or her last known address in the records of the Surviving Corporation. Once given, the Offer to Sell or Purchase may not be revoked or altered by the Offeror.

                  (c) Contents of Offer to Sell or Purchase. The Offer to Sell or Purchase shall include the following:

                      (i) The per share price (which must be paid in full in cash at the closing) at which the Offeror offers to sell or purchase the Subject Stock Interest (which must be the same price);

                      (ii) Evidence of the Offeror Group's ability to fund the Purchase Price, assuming that as a result of the Offer to Sell or Purchase the Offeror Group was required to purchase the Subject Stock Interest from the Offeree Group, including specifically a financing commitment if the Offeror Group would borrow the necessary funds together with documentation evidencing the escrow of funds (or equivalent security in the form of an irrevocable letter of credit or other comparable instrument) in an amount equal to ten percent (10%) of the Purchase Price (the "Earnest Money Deposit") as earnest money to secure the Offeror Group's obligation to pay the Purchase Price in the event that the Offeree Group elects to sell the Subject Stock Interest to the Offeror Group pursuant to the Offer to Sell or Purchase;

                      (iii) A form of a complete and mutual release to be delivered by the Offeror, the Offeree and the Surviving Corporation at closing of a purchase transaction; and

                      (iv) Such other material terms for the purchase and sale of the Subject Stock Interest deemed relevant by the Offeror and not inconsistent with this Agreement.

Each of the instruments and documents referred to above shall be in commercially reasonable form and shall be prepared in good faith by the Offeror. The Offer to Sell or Purchase may not require performance by any person other than Acridge and the Norsworthy Group, any Affiliate Transferees, and any party required to act under the Earnest Money Deposit arrangement. The Selling Group shall be obligated to convey the Subject Stock Interest to the Purchasing Group free and clear of any liens, claims or encumbrances and the Offer to Sell or Purchase shall so provide.

                  (d) Response. The Offeree shall elect in writing, as soon as reasonably possible but not more than 60 days after his receipt of the Offer to Sell or Purchase, either:

                      (i) To resign all positions then held with the Surviving Corporation, including as a director, effective as of the closing and to cause the sale of the Subject Stock Interest to the Offeror Group in accordance with the terms of the Offer to Sell or Purchase; or

                      (ii) To cause the purchase from the Offeror Group of the Subject Stock Interest in accordance with the terms of the Offer to Sell or Purchase; or

                      (iii) To resign all positions then held with the Surviving Corporation, including as a director, and be subject to a Standstill Agreement (as defined below) with the Surviving Corporation.

The Offeree's election pursuant to this Section 3.02(d) is referred to hereinafter as the "Response." If issued pursuant to Section 3.02(d)(ii), the Response shall include evidence of the Offeree's ability to fund the Purchase Price, including specifically a financing commitment if the Offeree Group would borrow the necessary funds together with documentation evidencing the escrow of funds (or equivalent security in the form of an irrevocable letter of credit or other comparable instrument) in an amount equal to ten percent (10%) of the Purchase Price as the Earnest Money Deposit to secure the Offeree Group's obligation to pay the Purchase Price to the Offeror Group pursuant to the Response. The Response shall be delivered simultaneously to the Offeror and to the Surviving Corporation by copy to the corporate secretary and to each member of the Board of Directors. If the Offeree fails to deliver the Response within the required 60-day period, the Offeree shall be deemed to have given the Response on the last day of such period, electing under clause (iii) above to resign his positions, including as a director, and be subject to the Standstill Agreement with the Surviving Corporation as provided in Sections 3.02(e) and
(f).

                  (e) Election or Deemed Election Under Section 3.02(d)(iii). If the Offeree makes the election under Section 3.02(d)(iii) or is deemed to have made such election if no Response is delivered by the Offeree within the required 60-day period as provided in Section 3.02(d), a closing will be held on the fifth day following such election or deemed election, as the case may be, at the offices of the Surviving Corporation. At the closing, (i) the Offeree shall deliver his resignation as to all positions in the Surviving Corporation, including as a director, then held by the Offeree, (ii) the Control Arrangements shall terminate, (iii) each member of the Offeree Group shall use his, her or its best efforts to cause each member of the category of directors (G or H) of which the Offeree is a member to resign, and (iv) a Standstill Agreement and mutual release as provided in
Section 3.02(f) shall become effective.

                  (f) Standstill Agreement and Mutual Release. The parties hereby agree that, if the election under Section 3.02(d)(iii) is made or is deemed to have been made if no Response is made by the Offeree within the 60-day period as provided in Section 3.02(d), each member of the Offeree Group shall be subject to the following obligations (the "Standstill Agreement"): each such member shall not, and he, she or it shall cause each of his, her or its affiliates not to, directly or indirectly: (a) acquire, offer to acquire or agree to acquire any equity securities of the Surviving Corporation, except by way of stock dividends or other distributions or offerings made available to all stockholders of the Surviving Corporation or pursuant to the exercise of outstanding options, warrants or other rights; (b) make or otherwise participate in any solicitation of proxies or consents, or seek to advise, encourage or influence any person with respect to voting any of the Surviving Corporation's equity securities; (c) initiate or propose any shareholder proposals, or induce any other person to initiate a shareholder proposal; (d) form or cause the formation of any "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); (e) otherwise act to control or seek to control the Surviving Corporation; (f) seek the removal of any member of the Board; (g) initiate or propose any tender or exchange offers; or (h) serve as a member of the Board; provided, however, that the foregoing shall not prevent the members of the Offeree Group from effecting routine sales of Surviving Corporation equity securities in transactions for purposes other than those prescribed above. The applicable obligations of the members of the Offeree Group under the Standstill Agreement as provided by this Section 3.02(f) shall cease to apply on the fifth anniversary of the Standstill Agreement or at such earlier time that the Offeree Group holds less than 3% of the Surviving Corporation's issued and outstanding common stock. Each of the parties hereby agrees that, if the Standstill Agreement as provided in this Section 3.02(f) becomes effective, he, she or its shall release all other parties to this Agreement with respect to any and all claims and causes of action arising under or pursuant to or in connection with this Agreement and shall execute a document confirming such mutual release.

                  (g) Adjustment to Offer to Sell or Purchase for Tax Purposes. At the request of the Selling Group, the Purchasing Group agrees to use reasonable efforts to structure the purchase and sale transaction to minimize the income tax liabilities of the Selling Group, notwithstanding the express terms of the Offer to Sell or Purchase; provided that: (i) such structure will not delay the closing under Section 3.02(h); (ii) any transaction costs incurred in such structuring are deducted from the Purchase Price; (iii) such structure will not increase the risks to the Purchasing Group; and (iv) the Selling Group agrees in writing to indemnify, defend and hold the Purchasing Group harmless from any liability on account of such structure.

                  (h) Closing for Purchase Transaction. Closing of the transfer of the Selling Group's Subject Stock Interest pursuant to Section 3.2(d)(i) or
(ii) shall take place as soon as reasonably possible, but not more than 30 days after the delivery of the Response, at the offices of the Surviving Corporation, and on the specific date selected by the Purchasing Group.

                  (i) Closing Procedure for Purchase Transaction. At the closing, (i) the Purchasing Group shall pay the Purchase Price to the Selling Group in immediately available funds, (ii) the Selling Group shall deliver the stock certificates representing the Subject Stock Interest to the Purchasing Group, with duly executed stock powers bearing medallion signature guarantees,
(iii) the members of the Selling Group holding positions in the Surviving Corporation shall resign all such positions, including as directors, (iv) the Control Arrangements shall terminate, (v) the Selling Group will use best efforts to cause the category of directors (G or H) of which any member of the Selling Group is a member to resign, and (vi) the parties shall execute and deliver all documents and instruments required under the terms of the Offer to Sell or Purchase.

                  (j) Closing Adjustments. If, at the closing, the Selling Group's Stock Interest in the Surviving Corporation is subject to any lien, claim or encumbrance, the Purchasing Group shall at the reasonable request of the Selling Group cause the Purchase Price (or a portion thereof) to be applied to discharge such lien, claim or encumbrance; provided that (i) such arrangement will not delay the closing; (ii) any transaction costs incurred in such arrangement are deducted from the Purchase Price; (iii) such arrangement will not prevent the acquisition of the Subject Stock Interest by the Purchasing Group free and clear of all liens, claims and encumbrances; and (iv) the Selling Group agrees in writing to indemnify, defend and hold the Purchasing Group harmless from any liability on account of such arrangement.

                  (k) Failure to Close. If the Purchasing Group fails for any reason to close such purchase (a "Breaching Group") by no later than the closing date specified in Section 3.02(h), it shall be liable to the Selling Group for all costs (including without limitation attorneys' fees) incurred by the Selling Group in connection with the proceedings under this Section 3.02. The Selling Group shall be entitled to the Earnest Money Deposit and shall have, in addition to all other rights and remedies, the option, exercisable within 60 days after the closing date specified in Section 3.02(h), to purchase the Breaching Group's Subject Stock Interest in the Surviving Corporation, on the terms and conditions set forth in the Offer to Sell or Purchase and this Section 3.02. If the Selling Group does not elect the option described in the preceding sentence, the Breaching Group shall be required to take the actions specified in Section 3.02(d)(iii). If the Selling Group elects the option to purchase the Subject Stock Interest of the Breaching Stockholder, it shall close the purchase of the Subject Stock Interest as soon as reasonably possible but not more than 30 days after exercise of such option.

                  (l) Other Matters. For all purposes under this Section 3.02, the members of the Norsworthy Group hereby irrevocably appoint Norsworthy to act as the exclusive representative of members of the Norsworthy Group and their Affiliate Transferees on all matters set forth herein. The obligations of the Norsworthy Group under this Agreement are joint and several. In the event that part or all of the Acridge Stock Interest is owned by Affiliate Transferees from Acridge, Acridge will be the exclusive representative of all holders of the Acridge Stock Interest. The obligations of Acridge and his Affiliate Transferees shall be joint and several.

         3.03 STANDSTILL. The Stockholder Parties agree that during any Standstill Period hereunder, they shall not, and they shall cause each of their affiliates not to, directly or indirectly: (a) acquire, offer to acquire or agree to acquire any equity securities of the Surviving Corporation, except by way of stock dividends or other distributions or offerings made available to all stockholders of the Surviving Corporation or pursuant to the exercise of outstanding options, warrants or other rights; (b) make or otherwise participate in any solicitation of proxies or consents, or seek to advise, encourage or influence any person with respect to voting any of the Surviving Corporation's equity securities, except for Acridge and Norsworthy in their respective capacities as members of the Board of Directors on matters approved by the Board; (c) initiate or propose any shareholder proposals, or induce any other person to initiate a shareholder proposal; (d) form or cause the formation of any "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); (e) otherwise act to control or seek to control the Surviving Corporation; (f) seek the removal of any member of the Board; or (g) initiate or propose any tender or exchange offers; provided, however, that the foregoing shall not prevent the Stockholder Parties from effecting routine sales of Surviving Corporation equity securities in transactions for purposes other than those prescribed above.

         3.04 INTENT. The parties acknowledge that the subject matter of this
Section 3 is complicated, and agree that it is not possible to foresee or prudent to predict all of the possible Disputed Matters or other factors or circumstances that might arise in the future and affect the provisions of this
Section 3 and the procedures established herein. The parties further acknowledge that the purpose of this Section 3 is to provide a mechanism to deal with Disputed Matters in an efficient and businesslike manner so as not to unduly disrupt or damage the Surviving Corporation or the interests of its stockholders. Accordingly, it is the express intent of the parties that the provisions hereof and the procedures established herein be interpreted and conducted with the overriding interests of the Surviving Corporation and its stockholders in mind at all times; provided that the foregoing shall not affect the implementation of the Deadlock Resolution Proceedings set forth in Section
3.02 hereof.

                                    SECTION 4
                              TERM AND TERMINATION

         4.01 TERM AND TERMINATION. This Agreement shall become effective on the Effective Date, and shall continue in effect until the earlier of (i) an amendment to Section 2.01 of the Merger Agreement; (ii) an amendment to Article III, to Section 2 or Section 5 of Article IV, or to Article IX of the proposed Bylaws of the Surviving Corporation attached as Exhibit B to the Merger Agreement; (iii) the termination of the Merger Agreement in accordance with its terms without consummation of the Merger; (iv) either Acridge or the Norsworthy Group ceases to hold at least 3% of the common stock of the Surviving Corporation (without consideration of any options, warrants or other rights to acquire Capital Stock of the Surviving Corporation or any shares of the capital stock of the Surviving Corporation allocated to either Acridge or Norsworthy under any employee stock ownership plan); (v) the closing of any Deadlock Resolution Proceeding under Section 3 hereof; (vi) the death of Acridge or Norsworthy; or (vii) December 31, 2003. In addition, with respect to any Stockholder Party other than Acridge or Norsworthy who shall cease to own a Stock Interest in the Surviving Corporation (other than pursuant to a transaction in violation of Section 2.03 of this Agreement), this Agreement shall terminate as to such Stockholder Party only at such time as such Stockholder Party ceases to own such Stock Interest. Notwithstanding the termination of this Agreement as provided in this Section

4.01, any Standstill Agreement then in effect as provided in Section 3.02(f) shall continue in effect until it expires in accordance with the terms set forth in Section 3.02(f).

                                    SECTION 5
                         REPRESENTATIONS AND WARRANTIES

         5.01 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER PARTIES. Each Stockholder Party represents to each party hereto: (i) at the date hereof, the Stockholder Party owns the number of shares of stock of Giant or Holly set forth opposite his, her or its name on Schedule I attached hereto and such Stockholder Party has sole power of disposition, sole power of conversion, sole power to demand appraisal rights, and sole power to vote or otherwise agree to all matters set forth in this Agreement, with no limitations, qualifications, or restrictions on such rights, subject to applicable securities laws, the terms of this Agreement and normal rights under trust agreements and pledge agreements which do not circumvent the purpose or intent of this Agreement; (ii) each Stockholder Party has the legal capacity, power, and authority to enter into and perform all of his, her or its obligations under this Agreement; (iii) the execution, delivery and performance of this Agreement by such Stockholder Party do not require the consent of any other person which has not been obtained on the date hereof and will not violate any other agreement to which such Stockholder Party is a party, including, without limitation, any voting agreement, stockholders' agreement or voting trust; and (iv) this Agreement has been duly executed and delivered by such Stockholder Party and constitutes the legal, valid and binding obligation of such Stockholder Party, enforceable against such Stockholder Party in accordance with its terms.

                                    SECTION 6
                               GENERAL PROVISIONS

         6.01     GENERAL

                  (a) Non-Frustration. The parties agree that they shall not take any actions during the term of this Agreement that would have the effect of frustrating or circumventing the purpose and intent of this Agreement; provided, however, that the foregoing shall not prevent the Stockholder Parties from effecting routine sales of Surviving Corporation equity securities in transactions (subject to securities laws restrictions) for purposes other than those prescribed in Section 3.03 and elsewhere in this Agreement.

                  (b) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given on the date of delivery, if delivered personally or telecopied (and confirmed) during normal business hours, or on the following business day, if sent by overnight courier (providing proof of delivery), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)      if to the Surviving Corporation, to:

                           Giant Industries, Inc.
                           23733 North Scottsdale Road
                           Scottsdale, Arizona 85255
                           Telecopy No.: (602) 585-8985
                           Attention: Corporate Secretary

                  (ii)     if to Giant, to:

                           23733 North Scottsdale Road
                           Scottsdale, Arizona 85255
                           Telecopy No.: (602) 585-8985
                           Attention: Corporate Secretary

                  (iii)    if to Holly, to:

                           Holly Corporation
                           100 Crescent Court
                           Suite 1600
                           Dallas, Texas 75201-6927
                           Telecopy No.: (214) 871-3578
                           Attention: Lamar Norsworthy

                  (iv)     if to Acridge, to

                           23733 North Scottsdale Road
                           Scottsdale, Arizona  85255
                           Telecopy No.: (602) 585-8894
                           Attention: James E. Acridge

                  (v)      if to the Norsworthy Group, to:

                           100 Crescent Court, Suite 1600
                           Dallas, Texas  75201-6927
                           Telecopy No.: (214) 871-3578
                           Attention: Lamar Norsworthy

Any Affiliate Transferee shall promptly give notice of that person's address for purposes of this Section 6.01(b) to all of the other parties and Affiliate Transferees.

         (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile copies with signatures of the parties to this Agreement, or their duly authorized representatives, shall be legally binding and enforceable. All such facsimile copies are declared to be originals and accordingly admissible in any jurisdiction or tribunal having jurisdiction over any matter relating to this Agreement.

         (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and (ii) is not intended to confer upon any person other than the parties any rights or remedies.

         (e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

         (f) Assignment. Except as otherwise expressly set forth herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         (g) Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court. Each party to this Agreement, including Giant, Holly and the Surviving Corporation, and each Affiliate Transferee shall, so long as that person holds stock of Giant, Holly or the Surviving Corporation, have the right to seek, against any person subject to this Agreement, enforcement of any obligations under the terms of this Agreement. Any party breaching any provision of this Agreement shall be liable to each other party for that party's reasonable attorneys' fees incurred in enforcing the terms of this Agreement against the breaching party.

         (h) Descriptive Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         (i) Amendments and Waivers No amendment of this Agreement shall be effective unless it is in writing and is signed by all parties hereto, and no waiver of any provision of this Agreement or consent to any departure by any party from the terms hereof shall in any event be effective unless in writing and signed by the party or parties against whom such waiver or consent is asserted, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose recited therein.

         (j) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision or provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms.

         (k) Schedule 13D Filing. The Stockholder Parties will cooperate in the preparation and filing with the Securities and Exchange Commission, the New York Stock Exchange and the American Stock Exchange of a Schedule 13D within ten days following the date of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

                                    Giant Industries, Inc.


                                    By:
                                       --------------------------------------
                                    Name:
                                         ------------------------------------
                                    Title:
                                          -----------------------------------

                                    Holly Corporation


                                    By:
                                       --------------------------------------
                                    Name:
                                         ------------------------------------
                                    Title:
                                          -----------------------------------



                                    -----------------------------------------
                                    James E. Acridge


                                    -----------------------------------------
                                    Lamar Norsworthy

                               -------------------------------------------------
                               Nona Barrett

                               NBN Capital Limited Partnership

                               By:     NBN Assets Management Company, L.L.C.


                               By:
                                       -----------------------------------------
                                       Robert G. McKenzie,
                                       Manager

                               Betty Simmons East Texas Trust

                               By: Brown Brothers Harriman Trust Company of Texas, Trustee


                               By:
                                       -----------------------------------------
                                       Robert G. McKenzie, Executive
                                       Vice President

                               Margaret Simmons East Texas Trust

                               By: Brown Brothers Harriman Trust Company of Texas, Trustee


                               By:
                                       -----------------------------------------
                                       Robert G. McKenzie, Executive
                                       Vice President

                               Suzanne Simmons East Texas Trust

                               By: Brown Brothers Harriman Trust Company of Texas, Trustee


                               By:
                                        ---------------------------------------
                                        Robert G. McKenzie, Executive
                                        Vice President

                               Betty Simmons Nueces County Trust

                               By: Brown Brothers Harriman Trust Company of Texas, Trustee


                               By:
                                        ---------------------------------------
                                        Robert G. McKenzie, Executive Vice
                                        President

                               Margaret Simmons Nueces County
                               Trust

                               By: Brown Brothers Harriman Trust Company of Texas, Trustee


                               By:
                                        ---------------------------------------
                                        Robert G. McKenzie, Executive
                                        Vice President

                               Suzanne Simmons Nueces County Trust

                               By:      Brown Brothers Harriman Trust
                                        Company of Texas, Trustee


                               By:
                                        ---------------------------------------
                                        Robert G. McKenzie, Executive
                                        Vice President

                                   SCHEDULE I

                     SHARES HELD BY THE STOCKHOLDER PARTIES


          Acridge                      Number of Giant Industries Shares Owned
          -------                      ---------------------------------------
James E. Acridge                                       2,315,892



      Norsworthy Group                Number of Holly Corporation Shares Owned
      ----------------                ----------------------------------------
Lamar Norsworthy                                       328,859
Nona Barrett                                           328,132
NBN Capital Limited Partnership                        285,856
Betty Simmons East Texas Trust                         263,242
Margaret Simmons East Texas Trust                      263,242
Suzanne Simmons East Texas Trust                       263,242
Betty Simmons Nueces County Trust                      240,470
Margaret Simmons Neuces County Trust                   240,470
Suzanne Simmons Neuces County Trust                    240,470





                                      I-1